SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.___)

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SOLEXA, INC.

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SOLEXA, INC.
25861 Industrial Blvd.
Hayward, California 94545
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 4, 2006
Dear Stockholder:
     You are cordially invited to attend the Annual Meeting of Stockholders of Solexa, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, October 4, 2006 at 9:00 a.m., local time, at the Company’s principal executive offices, located at 25861 Industrial Blvd., Hayward, California 94545, for the following purposes:

1.	To elect seven directors to serve for the ensuing year and until their successors are elected.

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 60,000,000 to 200,000,000 shares.

3.	To approve the Company’s 2005 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares.

4.	To approve the adoption of a stockholder rights plan by the Board of Directors.

5.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2006.

6.	To conduct any other business properly brought before the meeting.
     These items of business are more fully described in the Proxy Statement accompanying this Notice.
     The record date for the Annual Meeting is August 7, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Linda Rubinstein
Secretary
Hayward, California
September 1, 2006

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1
The Board of Directors Recommends a Vote in Favor of Each Named Nominee
Report of the Audit Committee of the Board of Directors
PROPOSAL 2
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.
PROPOSAL 3
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3
Securities Authorized For Issuance Under Equity Compensation Plans
PROPOSAL 4
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4
PROPOSAL 5
The board of directors recommends a vote in favor of proposal 5.
Report of the Compensation Committee of the Board of Directors on Executive Compensation
Householding of Proxy Materials
APPENDIX A
APPENDIX B

SOLEXA, INC.
25861 Industrial Blvd.
Hayward, California 94545
PROXY STATEMENT
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
October 4, 2006
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
     We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Solexa, Inc. (sometimes referred to as the “Company” or “Solexa”) is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders. You are invited to attend the annual meeting, and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.
     We intend to mail this proxy statement and accompanying proxy card on or about September 1, 2006 to all stockholders of record entitled to vote at the annual meeting.
Who can vote at the annual meeting?
     Only stockholders of record at the close of business on August 7, 2006 will be entitled to vote at the annual meeting. On this record date, there were 36,539,073 shares of common stock outstanding and entitled to vote.
     Stockholder of Record: Shares Registered in Your Name
     If on August 7, 2006 your shares were registered directly in your name with Solexa’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
     Beneficial Owner: Shares Registered in the Name of a Broker or Bank
     If on August 7, 2006 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are five matters scheduled for a vote:

•	Election of seven directors to serve for the ensuing year and until their successors are elected;

•	Approval of proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock from 60,000,000 to 200,000,000 shares;

•	Approval of proposed 3,000,000 share increase in the number of shares of common stock authorized for issuance under the Company’s 2005 Equity Incentive Plan;
•	Approval of the adoption of a stockholder rights plan by the Board of Directors; and
•	Ratification of the selection of Ernst and Young, LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm of the Company for its fiscal year ending December 31, 2006.
How do I vote?
     You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:
     Stockholder of Record: Shares Registered in Your Name
     If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.
•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
     Beneficial Owner: Shares Registered in the Name of a Broker or Bank
     If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Solexa. Simply complete and mail the proxy card to ensure that your vote is counted.
     A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site at (www.proxyvote.com). To vote in person at the meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
     Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on October 3, 2006. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?
     On each matter to be voted upon, you have one vote for each share of common stock you own as of August 7, 2006.
What if I return a proxy card but do not make specific choices?
     If you return a signed and dated proxy card without marking any voting selections, your shares will be voted: (i) “For” the election of all seven nominees for director; (ii) “For” the approval of proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 60,000,000 to 200,000,000 shares; (iii) “For” the approval of the Company’s 2005 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares; (iv) “For” the approval of the adoption of a stockholder rights plan; and (v) “For” the ratification of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2006. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
     We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees and The Altman Group may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies but The Altman Group will be paid its customary fee of approximately $7,000 plus out-of-pocket expenses if it solicits proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one proxy card?
     If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
     Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Solexa’s Secretary at 25861 Industrial Blvd. Hayward, California 94545.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
When are stockholder proposals due for next year’s annual meeting?
     The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for our 2007 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is a reasonable time before the Company begins to print and mails its proxy materials for our 2007 annual meeting of stockholders. Stockholders wishing to submit a proposal or director nomination at the Company’s 2007 annual meeting must notify the Company of such proposals or nominations in writing to the Secretary of the Company within a reasonable time before the Company begins to print and mails its proxy materials for our 2007 annual meeting of stockholders. Unless a stockholder at the Company’s 2007 Annual Meeting of Stockholders notifies the Company of such proposals or nominations prior to the meeting and in accordance with the Company’s Bylaws, the Chairman of the meeting will have discretionary authority to declare at the meeting that such matters cannot be transacted. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

How are votes counted?
     Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal, except for Proposal 2. For Proposal 2, abstentions and broker non-votes will have the same effect as “Against” votes.
     If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.
How many votes are needed to approve each proposal?
     For the election of directors, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.
     To be approved, Proposal No. 2, the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 60,000,000 to 200,000,000 shares must receive a “For” vote from the holders of a majority of our outstanding shares of common stock. If you do vote, or “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as an “Against” vote.
     To be approved, Proposal No. 3, the approval of the Company’s 2005 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
     To be approved, Proposal No. 4, the approval of the adoption of a stockholder rights plan by the Board of Directors, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
     To be approved, Proposal No. 5, the ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2006, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
What is the quorum requirement?
     A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were 36,539,073 outstanding and entitled to vote. Thus 18,269,537 must be represented by votes at the meeting or by proxy to have a quorum.
     Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?
     Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

PROPOSAL 1
ELECTION OF DIRECTORS
     There are seven nominees for the seven Board of Director (the “Board”) positions presently authorized pursuant to the terms of the Company’s Bylaws. On July 28, 2006, Genghis Lloyd Harris and Craig Taylor resigned from the Company’s board of directors. On August 28, 2006, Douglas Fambrough resigned from the Company’s board of directors. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal. Each of the nominees listed below, except for Joseph E. Whitters, A. Blaine Bowman, and Roy A. Whitfield are currently directors of the Company who were elected by the stockholders. Mr. Whitters was recommended for election to the Company’s Board by Mason Morfit, a non-management director of the Company. Mr. Bowman and Mr. Whitfield were recommended for election by Russell, Reynolds Associates, an executive recruitment firm. It is the Company’s policy to invite nominees for director to attend the Annual Meeting. No members of the Board attended the 2005 Annual Meeting of Stockholders.
     Directors are elected by a plurality of the votes properly cast in person or by proxy. The seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.
Nominees
     The following is a brief biography of each nominee for director.

Name	Age	Position
John West	49	Chief Executive Officer, Director
Stephen D. Allen	48	Director
A. Blaine Bowman(1)	60	Director
Hermann Hauser(2)(3)	57	Director
G. Mason Morfit(1)(2)(3)	30	Director
Roy Whitfield(1)(2)	52	Director
Joseph E. Whitters (2)	48	Director

[1]	Member of the Audit Committee

[2]	Member of the Compensation Committee

[3]	Member of the Nominating Committee
     John West joined the company in March 2005 as Chief Executive Officer and a director upon the completion of the business combination with Solexa Limited. From August 2004 to March 2005, Mr. West served as Chief Executive Officer of Solexa Ltd. From January 2001 to July 2004, Mr. West was Vice President at Applied Biosystems, Inc., where he was responsible for the company’s instrument and reagent products for DNA sequencing, gene expression, genotyping, PCR and DNA synthesis. From January 1999 to January 2001, Mr. West was the Marketing Director for Microfluidics at Coventor, Inc. (fka Microcosm Technologies, Inc.). From 1996 to June 1998, Mr. West was the President of Princeton Instruments, Inc., and from June 1990 to 1996 he was a General Manager at Princeton Instruments, Inc. Prior to Princeton Instruments, Inc., Mr. West was the President and founder of BioAutomation, Inc. Mr. West received BS and MS degrees in engineering from MIT and an MBA in Finance from the Wharton School at the University of Pennsylvania.
     Stephen D. Allen, Ph.D., became a director of the company in March 2005 upon the completion of the business combination with Solexa Limited where Dr. Allen has served as a director. Dr. Allen, an independent consultant, was previously with Mettler-Toledo International Inc. from 2000 to 2004, as Head of Automated Chemistry, in which role he was responsible for the acquisition and integration of a series of companies focused on drug discovery tools. From 1999 to 2000, Dr. Allen was Vice President of European Operations for Perkin-Elmer Instruments and from 1983 to 1999, Dr. Allen held a series of senior management positions in the United Kingdom and United States for PE Corporation (now Applera Corp), including General Manager of a spectroscopy business and Vice President of Product Development, Dr. Allen received his BSc and Ph.D. in Chemistry from Nottingham University.
     A. Blaine Bowman was appointed to the Board in August 2006. Mr. Bowman was formerly the Chairman, President and Chief Executive Officer and is currently a director of Dionex Corporation. Mr. Bowman retired as president and chief executive officer of Dionex in July 2002 and as chairman of the board in 2005. He joined Dionex in 1977 and was named president and CEO in 1980. Before joining Dionex, Mr. Bowman was a management consultant with McKinsey & Company and a product engineer with Motorola Semiconductor Products Division. Mr. Bowman received his bachelor’s degree in physics from Brigham Young University and an M.B.A. from Stanford University. In addition to Dionex, he also serves as a Director of Molecular Devices Corporation, a scientific and technical instrument company and Cell BioSciences.

     Hermann Hauser, Ph.D., became a director of the company in March 2005 upon the completion of the business combination with Solexa Limited, where Dr. Hauser served as a director. Dr. Hauser has founded, co-founded and backed over 20 information technology companies, including Acorn Computer Group and Virata (now GlobespanVirata). While working at Olivetti as Vice President, Research, he established Olivetti’s global network of research laboratories. In 1997, he co-founded Amadeus Capital Partners Ltd., a venture capital company specializing in high-technology investments. He has served as a Director of Amadeus since that time. Dr. Hauser received an MA in Physics from Vienna University and a Ph.D. in Physics from the University of Cambridge. He is a Fellow of the Institute of Physics and of the Royal Academy of Engineering, an honorary Fellow of King’s College, Cambridge and in 2001 was awarded an honorary CBE for “innovative service to the UK enterprise sector.”
     G. Mason Morfit, was appointed to the Board in April 2005. Mr. Morfit has been a partner of ValueAct Capital since January 2003 and was an associate at ValueAct Capital from January 2001 to December 2002. Prior to joining ValueAct Capital, Mr. Morfit worked in equity research for Credit Suisse First Boston following the managed care and physician services industries from September 1998 to November 2000. Mr. Morfit received his BA from Princeton University and is a CFA charterholder. Mr. Morfit is currently on the board of MSD Performance, a privately held performance auto parts company.
     Roy A. Whitfield, was appointed to the Board in August 2006. Mr. Whitfield is the former Chairman of the Board and Chief Executive Officer of Incyte Corporation (formerly Incyte Genomics), a company he co-founded in 1991. From January 1993 to November 2001, Mr. Whitfield served as its Chief Executive Officer and from November 2001 until June 2003 as its Chairman. Mr. Whitfield still serves on the board of Incyte Corporation. From 1984 to 1989, Mr. Whitfield held senior operating and business development positions with Technicon Instruments Corporation, a medical instrumentation company, and its predecessor company, Cooper Biomedical, Inc., a biotechnology and medical diagnostics company. Earlier, Mr. Whitfield spent seven years with the Boston Consulting Group’s international consulting practice. Mr. Whitfield received a B.S. in mathematics from Oxford University and an M.B.A. from Stanford University. In addition to serving on the Incyte Board, he is a director of Bioseek, DiscoveRx, Nektar Therapeutics, a drug delivery company, and Sciona.
     Joseph E. Whitters, was appointed to the Board in July 2006. Mr. Whitters is currently an independent consultant. He has approximately 20 years of experience in senior financial management positions for healthcare corporations most recently as Executive Vice President of First Health, where he was Chief Financial Officer for nearly two decades. Prior to joining First Health in 1986, he served as controller for the largest subsidiary of United HealthCare Corp. Mr. Whitters holds a BA from Luther College and is a certified public accountant. He is currently on the boards of Luminent Mortgage Capital, a real estate investment trust, Mentor Corporation and Omnicell, Inc, a provider of systems and software to the healthcare industry.
The Board of Directors Recommends
a Vote in Favor of Each Named Nominee.
Independence of the Board of Directors
     As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect time to time.
     Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has determined that all of the Company’s directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Mr. West, the Chief Executive Officer of the Company, and Dr. Allen, a consultant to the Company.
     As required under applicable NASDAQ listing standards, in fiscal 2005 the Company’s independent directors met seven times in regularly scheduled executive sessions at which only independent directors were present. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, c/o Solexa, Inc. at 25861 Industrial Blvd., Hayward, California 94545. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation or Nominating and Corporate Governance Committee.

Information Regarding the Board of Directors and Its Committees
     During the fiscal year ended December 31, 2005, the Board held 12 meetings and acted by unanimous written consent twice. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Below is a description of each committee of the Board of Directors.
   Audit Committee
     The Audit Committee of the Company’s board of directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the Company’s engagement team as required by law; reviews the financial statements to be included in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q; and discusses with management and the independent registered public accounting firm the results of the annual audit and the results of the accounting firm’s review of the Company’s quarterly financial statements.
     Three directors currently comprise the Audit Committee: Messr. Bowman, Morfit, and Whitfield. The Audit Committee met 9 times and acted by unanimous written consent zero times during the fiscal year. The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to these proxy materials.
     The Company’s board of directors annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that Mr. Bowman, Mr. Morfit, and Mr. Whitfield are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards).
   Compensation Committee
     The Compensation Committee of the Company’s board of directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and recommends the compensation and other terms of employment of the Company’s Chief Executive Officer; reviews and recommends the compensation and other terms of employment of the other executive officers; and administers the Company’s stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. The Compensation Committee also serves as the Stock Option Committee for the Company’s 2005 Equity Incentive Plan for employees of the Company and in that capacity approves employee stock option grants.
     The Compensation Committee is composed of four non-employee directors: Dr. Hauser and Messrs. Whitters, Morfit, and Whitfield. The Compensation Committee acted by unanimous consent two times during the fiscal year.

   Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee of the Company’s board of directors is responsible for is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the board of directors), reviewing and evaluating incumbent directors, or recommending to the board of directors for selection candidates for election to the board of directors, making recommendations to the board of directors regarding the membership of the committees of the board of directors, assessing the performance of the board of directors, and developing a set of corporate governance principles for the Company. The Company’s Nominating and Corporate Governance Committee Charter can be found on the Company’s website at www.solexa.com. Two directors comprise the Nominating and Corporate Governance Committee: Dr. Hauser and Mr. Morfit. The Nominating and Corporate Governance Committee has met twice during the year ended December 31, 2005.
     All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a) (15) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee was formed in October 2004.
     The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the board of directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the board of directors by majority vote. The Nominating and Corporate Governance Committee has engaged Russell Reynolds to assist in the process of identifying and evaluating a chairman of the board of directors candidate for the Company. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than five percent of the Company’s voting stock.
     The Nominating and Corporate Governance Committee will consider director candidates recommended by Solexa stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the board of directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Solexa, Inc., 25861 Industrial Blvd., Hayward, California 94545, attention: Nominating and Corporate Governance Committee at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company’s common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Meetings of the Board of Directors
     The Board of Directors met 12 times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board, and of the committees on which he served, held during the period for which he was a director or committee member, respectively.
Stockholder Communications with the Board of Directors
     The Board has adopted a formal process by which the Company’s stockholders may communicate with the Board or any of its directors. Solexa stockholders who wish to communicate with the Company’s board of directors may do so by sending a letter to Secretary, Solexa, Inc., 25861 Industrial Blvd., Hayward, California 94545. All communications will be compiled by the Secretary of the Company and submitted to the board of directors or the individual directors on a periodic basis. These communications will be reviewed by one or more employees of the Company designated by the board of directors, who will determine whether they should be presented to the board. The purpose of the screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent directors of the Board.
Employee Communications with the Board of Directors
     Each employee of the Company has a responsibility to promptly report any suspected misconduct, illegal activities or fraud, including any questionable accounting, internal accounting controls, and auditing matters, or other violations of federal and state laws. To facilitate the reporting of employee complaints regarding suspected violations, the Audit Committee of the Company’s board of directors has adopted a Whistleblower Policy and has established procedures for (i) the submission by employees of suspected violations and (ii) the receipt, retention and treatment of these complaints.
Code of Conduct
     The Company’s written Code of Conduct applies to all of the Company’s officers and employees, including its executive officers. The Code of Conduct is available on the Company’s website at www.solexa.com. If the Company makes any substantive amendments to the Code of the Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Report of the Audit Committee of the Board of Directors1
     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors of Solexa. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for fiscal year 2005 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended. In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees), and considered the compatibility of nonaudit services with the auditors’ independence.
     The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of the Company’s independent auditors.
     From the members of the Audit Committee who took the aforementioned actions:

Genghis Lloyd-Harris, M.D., Ph.D.
G. Mason Morfit
Craig C. Taylor

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act 1934, as amended (the “Exchange Act”) whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL 2
APPROVAL OF CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE
OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON
STOCK
     The Board of Directors has adopted, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase our authorized number of shares of Common Stock from 60,000,000 shares to 200,000,000 shares. As amended, the first paragraph of Article IV of our Amended and Restated Certificate of Incorporation, as amended, shall read in its entirety as follows:
     “This Corporation is authorized to issue two classes of stock to be designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares that the Corporation is authorized to issue is two hundred two million (202,000,000) shares. Two hundred million (200,000,000) shares shall be Common Stock, par value one cent ($.01) per share (the “Common Stock”) and two million (2,000,000) shares shall be Preferred Stock, par value one cent ($.01) per share (the “Preferred Stock”).”
     The additional shares of common stock to be authorized by adoption of the Certificate of Amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed Certificate of Amendment and issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of our common stock. If the Certificate of Amendment is adopted, it will become effective upon filing of such Certificate of Amendment to our Amended and Restated Certificate of Incorporation, as amended with the Secretary of State of the State of Delaware.
     In addition to the 36,539,073 shares of common stock outstanding at August 7, 2006, approximately 3,682,334 shares were issuable upon exercise of outstanding options or purchase rights, approximately 7,845,889 shares were issuable upon exercise of outstanding warrants and approximately 11,767 shares were reserved for future grants under our 2005 Equity Incentive Plan. If Proposal 3 is approved, the number of shares reserved under the Incentive Plan will be up to 6,682,334.
     Although, at present, the Board of Directors has no other plans to issue the additional shares of common stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future, including the potential issuance of common stock, convertible preferred stock, convertible debt, warrants or any combination thereof under the shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on May 18, 2006. The Company believes it is important to retain a significant reserve of authorized but unissued common stock that could be used to raise additional capital through the sale of securities, declare stock dividends or stock splits, acquire another company or its business or assets, create negotiating leverage and flexibility in the event of an unfriendly takeover bid or establish a strategic relationship with a corporate partner, among other uses. In particular, the Company believes that maintaining a sufficient reserve of authorized but unissued common stock is important to preserving the Company’s flexibility to enter into future financing opportunities. The Company expects to seek to raise additional capital through equity or debt financing, collaborations or through other sources.
     If approved, the proposed Certificate of Amendment would authorize additional shares of common stock that will be available in the event that the Board of Directors determines to authorize stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets, to create negotiating leverage and flexibility in the event of an unfriendly takeover bid or to establish a strategic relationship with a corporate partner, among other uses. For example, without further stockholder approval, our Board of Directors could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. In addition, if a person or group of persons attempted a hostile takeover of us, such shares could be issued in connection with a stockholder rights plan, or poison pill or rights plan, such as the rights plan described in Proposal 4, which would allow stockholders (other than the hostile parties) to purchase our Common Stock at a discount to the then current market price, which would have a dilutive effect on the hostile parties. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at us), stockholders should be aware that approval of the proposal could facilitate future efforts by us to deter or prevent changes in our control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. Any additional equity financings may be dilutive to stockholders, and a debt financing, if available, may involve restrictions on stock dividends and other restrictions on the Company.
     If the Certificate of Amendment is adopted, 140,000,000 additional shares of our common stock will be available for issuance at the discretion of our Board of Directors, except that certain large issuances of shares may require stockholder approval in accordance with the requirements of the NASDAQ Market and certain stock-based employee benefit plans may require stockholder approval in order to obtain desirable treatment under tax or securities laws and accounting regulations.
     Our Board of Directors believes it desirable that we have the flexibility to issue the additional shares as described above. As is typical in publicly held technology companies, the holders of common stock have no preemptive rights to purchase any stock of the Company. Stockholders should be aware that the issuance of additional shares could have a dilutive effect on earnings per share and on the equity ownership of the present holders of common stock. No actions are currently being taken with respect to any large issuance of additional shares.
     The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve the Certificate of Amendment to Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
IN FAVOR OF PROPOSAL 2.

PROPOSAL 3
APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN,
AS AMENDED
     On June 3, 2005, the Board adopted, and on July 7, 2005, our stockholders approved, our 2005 Equity Incentive Plan (the “Incentive Plan”). On July 28, 2006, our Board amended the Incentive Plan, subject to stockholder approval, to increase the aggregate number of shares of Common Stock authorized for issuance under the Incentive Plan by 3,000,000 shares to 4,978,767 shares
     As of August 7, 2006, 2,071,974 shares were reserved for issuance under the Incentive Plan and options to purchase a total of 2,056,707 shares, net of exercised options, were outstanding under the Incentive Plan. In addition, options to purchase 15,267 shares, plus any shares that might in the future be returned to the plan as a result of cancellations or expiration of options, remained available for future grant under the Incentive Plan. During fiscal 2005, under the Incentive Plan, we granted to all current officers as a group, options to purchase 969,000 shares at exercise prices of $5.97 to $6.39 per share, and granted to all employees, excluding officers, as a group, options to purchase 1,002,805 shares at exercise prices of $5.10 to $9.69 per share. See “Compensation – Stock Option Grants and Exercises” for further information on option grants to officers. The following summary description of the Incentive Plan, as amended, is qualified in its entirety by reference to the full text of the Incentive Plan that is attached to this proxy statement as Appendix B.
     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 3 will be required to approve the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3
     The essential features of the Incentive Plan, as amended, are outlined below:
General
     The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, stock bonus awards, stock appreciation rights and other stock awards (collectively “awards”). Incentive stock options granted under the Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of awards.
Purpose
     The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. Without stock options or other forms of equity incentives, Solexa would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to the future successes of the Company. All of the approximately 171 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan. In accordance with Section 3(b)(vi) of the Incentive Plan (which allows the Board to adopt sub-plans for foreign nationals or individuals employed outside the United States), the Board also has previously adopted a sub-plan for employees of the Company or its affiliates subject to tax laws in the United Kingdom, known as the “Enterprise Management Incentive Scheme.” Additionally, earlier this year, in May 2006, the Board approved another separate sub-plan for

United Kingdom-based employees, known as the “Revenue-Approved Company Share Option Plan.” In general, the sub-plans are intended to comply with the laws of the respective jurisdictions at issue and in some cases, provide favorable tax benefits to the participants. There is no separate share reserve set aside for any sub-plan. Rather, the Incentive Plan’s share reserve is available for issuance under the sub-plans. All of the approximately 66 U.K. employees of Solexa Limited, a subsidiary of the Company, are eligible to participate in the “Enterprise Management Incentive Scheme” and “Revenue-Approved Company Share Option Plan.”
Administration
     The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.
     The Board has the power to delegate administration of the Incentive Plan to a committee composed of not fewer than one member of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself. The Board also may delegate to one or more officers of the Company the authority to do one or both of the following (i) designate officers and employees of the Company to be recipients of stock awards and (ii) determine the number of shares of common stock to be subject to such stock awards granted to such officers and employees of the Company. Such officer would be able to grant only the number of stock awards specified by the Board, and such officer would not be allowed to grant a stock award to himself or herself.
     The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be “outside directors.” The Incentive Plan provides that, in the Board’s discretion, directors serving on the committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise not considered an “outside director” for purposes of Section 162(m).
Stock Subject to the Incentive Plan
     Subject to stockholder approval of this Proposal 3, an aggregate of four million nine hundred seventy-eight thousand seven hundred sixty-seven 4,978,767 shares of our Common Stock is reserved for issuance under the Incentive Plan (which includes a total of one hundred seventy-eight thousand seven hundred sixty-seven (178,767) shares of common stock that were previously held in reserve under the Lynx Therapeutics, Inc. 1992 Stock Option Plan, but which were unused, and which have been previously transferred to the Incentive Plan). Additionally, if any outstanding stock options granted under the Lynx Therapeutics, Inc. 1992 Stock Option Plan expire or terminate without having been exercised, the shares of common stock that are not acquired under such stock options shall revert to, and become available for issuance under the Incentive Plan. The maximum aggregate number of additional shares of common stock that may revert to the Incentive Plan under this provision is one million one hundred seventy-one thousand seven hundred thirty-seven (1,171,737) shares.
     Reversion of Shares. There are certain circumstances under which shares of Common Stock that are already subject to an outstanding award under the Incentive Plan may revert to the Plan and may become available for reissuance. Specifically, if a stock award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (i.e., in the case of a stock option, stock appreciation right or stock unit award), or if any shares of Common Stock issued to a participant pursuant to an award are forfeited back to or are repurchased by the Company (i.e., in the case of restricted stock), then the shares not acquired shall revert to and again become available for issuance under the Incentive Plan. A forfeiture or repurchase of stock may occur, for example, as a result of a participant’s failure to satisfy a contingency or condition that is required for the vesting of such shares. Stock that has been issued, and which is then forfeited or repurchased by the Company, shall only be reissued in the form of awards other than incentive stock options.
     Effect on Share Reserve of Use of Shares to Cover Tax Withholding. The Board has discretion under the Incentive Plan to allow a participant of a stock option to use shares of Common Stock to satisfy the tax withholding requirement that may arise upon exercise of such option. The shares may be shares previously owned by the participant, or may be the shares acquired from the exercise of the option. Any shares of Common Stock that are not delivered to a participant because those shares are used to satisfy the payment of taxes will revert to the share reserve under the Incentive Plan (and shall again become available for issuance in the future).
     Effect on Share Reserve of a “Net Exercise” or Cashless Exercise of Stock Options. Payment of the exercise price of a stock option may be made in cash or check payable to the Company. The Board may provide in the applicable stock option agreement under the Incentive Plan that a participant may use shares of already-owned Common Stock to satisfy payment of the exercise price, or any other means approved by the Board (including a “net exercise” in which the Company withholds a number of shares that would otherwise be issued to a participant upon the exercise of the option that have a fair market value equal to the option exercise price). Any shares of Common Stock that are not delivered to a participant because those shares are used to satisfy the payment of the exercise price will revert to the share reserve under the Incentive Plan (and shall again become available for issuance in the future).
     Maximum number of Shares Issued through Incentive Stock Options. The maximum aggregate number of shares that may be issued under the Incentive Plan through the exercise of incentive stock options is six million one hundred fifty thousand five hundred four 6,150,504 (which includes a total of one million one hundred seventy-one thousand seven hundred thirty-seven (1,171,737) shares that may revert to the Incentive Plan from the Lynx Therapeutics, Inc. 1992 Stock Option Plan). Additionally, at the time of grant of an option, the Board may provide in the applicable stock option agreement for a “same-day, broker-assisted” sale through a program developed under Regulation T of the Federal Reserve Board.
Eligibility
     Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.
     No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. Likewise, to the extent that certain provisions of the California Code of Regulations is applicable to the Incentive Plan, no award may be granted under the Incentive Plan to any such 10% stockholder unless the exercise price or the purchase price, as applicable, is at least 100% of the fair market value of the stock subject to the award (or such lower percentage permitted by applicable state law). In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.
     No employee may be granted options or stock appreciation rights under the Incentive Plan exercisable for more than one million five hundred thousand (1,500,000) shares of common stock during any calendar year (“Section 162(m) Limitation”). This limitation is designed to ensure that any deductions to which the Company would otherwise be entitled upon the exercise of stock options or stock appreciation rights with a strike price at least 100% of the fair market value of the stock underlying the award or upon the subsequent sale of shares acquired under such awards, will not be subject to the $1 million limitation on the income tax deductibility of compensation paid to certain “covered employees” imposed under Section 162(m) of the Code. Stockholder approval of this Proposal 3 will also constitute a reapproval of the one million five hundred thousand (1,500,000) share limitation on stock options and stock appreciation rights for purposes of Section 162(m) of the Code.

Terms of Options
     The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.
     Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 100% of the fair market value of the stock on the date of grant. See “Federal Income Tax Information.” As of August 7, 2006, the closing price of the Company’s Common Stock as reported on the NASDAQ Global Market was $8.52 per share.
     The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other common stock of the Company, (ii) by a “net exercise” of the option (as described above), (iii) pursuant to a program developed under Regulation T of the Federal Reserve Board that results in the receipt of cash by the Company or irrevocable instructions to pay the exercise proceeds to the Company from the proceeds of the sale of the stock, or (iv) in any other form of legal consideration acceptable to the Board.
     Repricing. The Plan does not affirmatively give the Board authority, in the event of a decline in the value of the Company’s Common Stock, to replace outstanding higher priced options with new lower priced options, nor does it give the Board authority to reprice any out-of-the-money options. However, there is general authority under the Plan to amend options and the Board may have authority to effect an option cancellation and exchange or repricing under this general authority.
     Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Options granted to an employee who is not an officer, director or consultant of the Company will vest at a rate of at least twenty percent (20%) per year over five years pursuant to applicable state law. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price or, if longer, the then fair market value of the stock,, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned common stock of the Company or by a combination of these means.
     Term. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term is five years. Options under the Incentive Plan generally terminate three months after termination of the participant’s service unless (i) such termination is due to the participant’s disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service. In no event, however, may an option be exercised after the expiration of its maximum term of 10 years.
     The option term generally is extended in the event that exercise of the option within these periods is prohibited. A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements. In no event, however, may an option be exercised after the expiration of its maximum term of 10 years.
Terms of Stock Purchase or Bonus Awards
     Payment. Subject to certain limitations, the purchase price for stock purchase awards must be at least the par value of our common stock. The purchase price for a stock purchase award may be payable in cash, or any other form of legal consideration approved by the Board. Stock Bonus awards may be granted in consideration for the recipient’s past services for the Company or an affiliate or any other consideration determined by the Board to be sufficient.
     Vesting. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a stock purchase or bonus award agreement under the Incentive Plan.
     Restrictions on Transfer. Rights under a stock bonus or restricted stock bonus agreement may be transferred only as expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.
Stock Appreciation Rights
     A stock appreciation right entitles the participant to a payment equal in value to the appreciation in the value of the underlying share of the Company’s common stock for a predetermined number of shares over a specified period. Stock appreciation rights are granted through a stock appreciation right agreement. Each stock appreciation right is denominated in shares of common stock equivalents. The strike price of each stock appreciation right is determined by the Board at the time of grant of the stock appreciation right. The Board may impose any restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. If a stock appreciation right recipient’s relationship with the Company, or any affiliate of the Company, ceases for any reason, the recipient may exercise any vested stock appreciation right up to three months following cessation of service, unless the terms of the stock appreciation right agreement provide for earlier or later termination. Stock appreciation rights may be paid in our common stock, in cash, in any combination of the two or in any other form of legal consideration approved by the Board.
Stock Unit Awards
     A stock unit award is a promise by the Company to issue shares of the Company’s common stock, or pay cash (or other consideration) based on the value of shares of common stock, equivalent to the number of units covered by the award of or after vesting of the stock unit award. Stock unit awards are purchased through a stock unit award agreement. The consideration, if any, for stock unit awards, is determined by the Board at the time of grant. Stock unit awards may be settled by the delivery of shares of our common stock, in cash, in any combination of the two or in any other form of legal consideration approved by the Board. At the time of grant, the Board may also determine any restrictions or conditions to the vesting of the award or any other restrictions or conditions that delay delivery of such shares or other consideration. If a stock unit award recipient’s service relationship with the Company terminates, any unvested portion of the stock unit award is forfeited upon the recipient’s termination of service, unless the award agreement provides otherwise.
Other Stock Awards
     Other forms of stock awards based on our common stock may be granted either alone or in addition to other stock awards under the Incentive Plan. The Board has sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards.

Restrictions on Transfer
     The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable to the extent provided in the stock option agreement. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.
Adjustment Provisions
     Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of common stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.
Effect of Certain Corporate Transactions
     In the event of certain corporate transactions, all outstanding stock awards under the Incentive Plan may be assumed, continued or substituted for by any surviving or acquiring entity. If the surviving or acquiring entity does not assume such awards or substitute similar awards, then the vesting of such stock awards (in the case of participants who are still in the Company’s or affiliate’s service at the time of the corporate transaction) will be accelerated and such stock awards will be terminated if not exercised prior to the effective date of the corporate transaction. A stock award may be subject to acceleration of vesting in the event of a change in control as may be provided in the applicable stock award agreement or other written agreement between the award recipient and the Company. The acceleration of an award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.
Duration, Amendment and Termination
     The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate in June 2015.
     The Board may also amend the Incentive Plan at any time or from time to time. No amendment or termination of the Incentive Plan shall adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company will obtain stockholder approval of any such amendment to the Incentive Plan in such a manner and to such a degree as may be required.
Federal Income Tax Information
     Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under the Code.
     There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.
     If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, the Company will not be entitled to any income tax deduction.

     Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.
     To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.
     Nonstatutory Stock Options. Nonstatutory stock options granted under the Incentive Plan generally have the following federal income tax consequences.
     There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.
     Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.
     Stock Purchase Awards and Stock Bonuses. Stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences.
     Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.
     Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.
     Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

     Stock Unit Awards. A participant does not have taxable ordinary income upon the grant of a stock unit award. Ordinary income arises on the actual or constructive receipt of the stock underlying the units (or upon receipt of cash, if the award is settled in cash) which generally occurs when the stock unit award vests. Section 409A of the Code provides that a stock unit award does not result in the deferral of compensation if the stock must be issued shortly after vesting occurs. If the participant has the right to elect to defer payout of the stock to a future taxable year, such a deferred compensation arrangement may be subject to Section 409A. Non-compliance with Section 409A can result in early recognition of income tax and the imposition of additional penalties on a participant.
     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.
     Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.
     In general, compensation attributable to stock purchase awards and stock bonuses granted under the Incentive Plan will not qualify as performance-based compensation, and therefore will be subject to the $1 million limitation imposed under Section 162(m) of the Code.
Securities Authorized For Issuance Under
Equity Compensation Plans
     The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2005:

Number of
securities
remaining
	Number of		available for
	securities to be		future issuance
	issued upon	Weighted-average	under equity
	exercise of	exercise price of	compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected
	and rights	and rights	in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2005 Equity Incentive Plan	1,232,744	5.96	827,936
1992 Stock Option Plan	1,081,651	$9.01	—
1998 Employee Stock Purchase Plan (1)	—	N/A	—
Solexa Limited Equity Plans	775,913	2.44	—

Number of
securities
remaining
	Number of		available for
	securities to be		future issuance
	issued upon	Weighted-average	under equity
	exercise of	exercise price of	compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected
	and rights	and rights	in column (a))
	(a)	(b)	(c)
Equity compensation plans not approved by security holders:
None	—	—	—
Total	3,090,308	$6.15	827,936

(1)	In early 2003, pursuant to our transfer from the NASDAQ Global Market to the NASDAQ Capital Market, we suspended our Employee Stock Purchase Plan.
     All of the equity compensation plans of the Company that were in effect as of December 31, 2005 were adopted with the approval of the Company’s security holders.

PROPOSAL 4
APPROVAL OF THE ADOPTION OF A STOCKHOLDER RIGHTS PLAN
     The Board has determined to ask the stockholders for authorization to adopt and implement a stockholder rights plan, commonly referred to as a “poison pill,” to provide for the issuance of certain rights to the holders of shares of common stock of the Company within certain parameters (the “Rights Plan”). If authorized, the board of directors intends to adopt and implement the Rights Plan as soon as practicable following the annual meeting. Set forth below is a summary of the principal terms and conditions that such Rights Plan would likely include.
     Neither our bylaws nor our other governing documents or law require stockholder authorization or approval of the Rights Plan or any similar arrangement. However, the board of directors has elected to request stockholder authorization to adopt the Rights Plan as a matter of good corporate practice, consistent with the 2006 Corporate Governance Policy issued by Institutional Shareholder Services. The board of directors may, however, determine to adopt the Rights Plan even if this Proposal 4 is not approved by the Company’s stockholders.
Description of Proposal
     The Rights Plan is designed to protect the stockholders of the Company from coercive or otherwise unfair proposals to take over Solexa by imposing a significant penalty on any person acquiring 20% or more of our outstanding common stock. As described in more detail below, the Rights Plan generally provides that upon the acquisition of common stock by any person or group (other than certain exempt persons) resulting in the person or group beneficially owning 20% or more of the our outstanding common stock, the holders of our common stock other than such person or group will have the right to acquire preferred or common stock of Solexa at a favorable price. The result will be significant dilution of the 20% holder. The Rights Plan should not interfere with any merger or other business combination approved by our Board, because the Board may amend or terminate the Rights Plan or redeem the Rights (as defined below) for a nominal amount prior to a person or group becoming an Acquiring Person (as defined below).
     The terms of the Rights Plan will provide for a dividend distribution of the right to purchase one share of our newly designated junior participating preferred stock (a “Right”) for each share of our common stock outstanding. The dividend will be payable on a date established by the Board (the “Record Date”) to the stockholders of record on that date. Each Right will entitle the registered holder to purchase from Solexa one one-hundredth of a share of preferred stock (the “Preferred Shares”) at a price to be determined by the Board at the time it adopts the Rights Plan (the “Purchase Price”), subject to certain adjustments. Each one one-hundredth of a share of the Preferred Shares will have designations, powers, privileges, preferences, rights, qualifications, limitations and restrictions that will be designed to make it the economic equivalent of one share of our common stock.
     The Rights will not become exercisable (a “Distribution”) until the earlier to occur of (i) the date of a public announcement that a person, entity or group of affiliated or associated persons have acquired beneficial ownership of 20% or more of our outstanding shares of common stock (an “Acquiring Person”) or (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or entity or group of persons or entities acting in concert becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”). Until the Distribution Date, the Rights will be transferable with and only with shares of our common stock. The Rights will expire ten years after adoption of the Rights Plan unless the Rights are earlier redeemed or exchanged by Solexa.
     The Purchase Price payable, and the number of Preferred Shares or other securities or other property issuable upon exercise of the Rights will be subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights, options or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above). The exercise of Rights to purchase Preferred Shares will at all times be subject to the availability of a sufficient number of authorized but unissued Preferred Shares.
     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of the number of one one-hundredths of a Preferred Share issuable upon the exercise of one Right, which may, at our election, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.
     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of shares of our common stock or a stock dividend on shares of our common stock payable in shares of our common stock or subdivisions, consolidation or combinations of our common stock occurring, in any case, prior to the Distribution Date.
     Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Preferred Shares would be entitled to a minimum preferential liquidation payment of $100 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, but would be entitled to receive an aggregate payment equal to 100 times the payment made per share of common stock. Each Preferred Share will have 100 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount of consideration received per share of common stock. These rights will be protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares’ dividend and liquidation rights, the value of one one-hundredth of a Preferred Share should approximate the value of one share of common stock. The Preferred Shares would rank junior to any other series of our preferred stock.
     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its associates and affiliates (which will thereafter be void), will for a 60-day period have the right to receive upon exercise that number of shares of our common stock having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, Solexa may issue Preferred Shares, cash, debt, stock or a combination thereof in exchange for the Rights). This right will terminate 60 days after the date on which the Rights become nonredeemable (as described below), unless there is an injunction or similar obstacle to exercise of the Rights, in which event this right will terminate 60 days after the date on which the Rights again become exercisable.
     The Rights Plan will contain certain exceptions to the characterization of a person or group as an “Acquiring Person.” That term shall not be deemed to include (i) Solexa, (ii) a subsidiary of Solexa, (iii) any employee benefit or compensation plan of Solexa or a subsidiary of Solexa, (iv) any entity holding shares of common stock for or pursuant to the terms of any such employee benefit or compensation plan or (v) any person or entity, with its affiliates, who is the beneficial owner (as defined in the plan) of 20% or more of the common stock outstanding as of the date the Rights Plan is implemented. The Rights Plan may also exempt certain institutional stockholders from the definition of “Acquiring Person.” In addition, except under limited circumstances, no person or entity shall become an Acquiring Person as the result of the acquisition of shares of common stock by Solexa which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 20% or more of the shares of common stock then outstanding.
     The Rights Plan may also contain what is commonly known as a “flip-over” provision. In the event that Solexa is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its associates or affiliates or certain other persons in which such persons have an interest, the Rights Plan will require that proper provision be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

     At any time after an Acquiring Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Solexa’s common stock, our Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock per Right (or, at our election, Solexa may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.
     At any time prior to the earliest of (i) the day of the first public announcement that a person has become an Acquiring Person or (ii) the final expiration date of the rights, our Board of Directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”). Following the expiration of the above periods, the Rights become nonredeemable. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
     The terms of the Rights will provide that they may be amended by Solexa’s Board without the consent of the holders of the Rights, except that from and after such time as the rights are distributed, no such amendment may adversely affect the interest of the holders of the Rights, excluding the interests of an Acquiring Person. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Solexa, including, without limitation, the right to vote or to receive dividends.
     The Rights will have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Solexa on terms not approved by our Board. The Rights should not interfere with any merger or other business combination that is in the best interests of our stockholders and is approved by our Board because the Rights may be amended to permit such acquisition or may be redeemed by us at $.001 per Right prior to the earliest of (i) the time that a person or group has acquired beneficial ownership of 20% or more of our shares of common stock or (ii) the final expiration date of the rights.
     If our Board determines to proceed with the implementation of the Rights Plan, we will provide an outline of the details of the plan adopted by the Board in a letter to our stockholders and file a copy of the full Rights Plan with the Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K and/or other SEC filing, as appropriate.
Certain Protections Afforded to Stockholders by Delaware Law and our Certificate of Incorporation and Bylaws
Delaware Law
     We are subject to Section 203 of the Delaware General Corporation Law, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person becomes an interested stockholder, unless:
•	the board of directors approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;

•	upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the company’s voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date the person became an interested stockholder, the board of directors approved the business combination and the stockholders other than the interested stockholder authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least 66.67% of the outstanding stock not owned by the interested stockholder.
     Section 203 defines a “business combination” to include:

•	any merger or consolidation involving us and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of our assets;

•	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder

•	any transaction involving the corporation that has the effect of increasing the proportionate share of our stock owned by the interested stock holders; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.
     In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.
Certificate of Incorporation and Bylaws Provisions
     Our certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of us. First, our bylaws provide that special meetings of the stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors. Second, our certificate of incorporation provides that our board of directors can issue shares of preferred stock. Finally, our bylaws establish procedures, including advance notice procedures with regard to the nomination of candidates for election as directors and stockholder proposals. These provisions of our certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control or management of Solexa.
Effect of Approving the Adoption of a Stockholder Rights Plan
     Approval of Proposal 4 will give our Board a meaningful opportunity to negotiate with third parties and take other steps in response to unsolicited acquisition proposals and other tactics, including market accumulation programs, designed to interfere with Solexa’s strategic business plans or to force a restructuring, liquidation or sale of our company that may not be in the best interests of Solexa, our stockholders or other constituents.
     In considering the adoption of the Rights Plan, upon stockholder approval of Proposal 4, our Board will be mindful of critics of stockholder rights plans who assert, among other things, that such plans are used to repel takeover attempts and entrench management, which adversely affects stockholder value. Our current Board believes, however, based on its collective experience and the advice of outside experts, that a stockholder rights plan will protect the rights of stockholders for the reasons described above and that such a plan will not interfere with our Board’s continuing fiduciary obligation to consider in good faith any proposal to acquire Solexa and to redeem the Rights under appropriate circumstances. The Rights Plan will provide a means for our Board to fulfill its fiduciary duty by encouraging a bidder to negotiate with the Board, and by providing the Board with a greater opportunity to carefully and thoroughly evaluate any proposal to acquire Solexa, which will strengthen the Board’s bargaining position with any such bidder. A bidder seeking to persuade the Board to redeem the Rights under the Rights Plan, as described above, may propose a higher takeover price, may make an offer for all shares rather than a partial offer, or may offer better takeover terms than would be proposed if the Rights Plan were not in place.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4

PROPOSAL 5
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Prior to consummation on March 4, 2005 of the business combination between the Company and Solexa Limited, the Company had engaged Ernst & Young LLP, Palo Alto, California, a limited liability partnership (“Ernst & Young LLP”), as the Company’s independent registered public accounting firm. In addition, prior to the consummation of the business combination, Solexa Limited had engaged Ernst & Young LLP, Cambridge, England, a limited liability partnership registered in England and Wales (the “UK Auditors”), as its independent auditors. Following the consummation of the business combination, with the approval of the Audit Committee, the Company engaged Ernst & Young LLP as its registered independent public accounting firm for 2005 thereby effectively dismissing the UK Auditors as the Company’s independent auditor. Solexa Limited had been deemed to be the acquiring company for accounting purposes and the Company’s continued engagement of Ernst & Young LLP was deemed to be a change in its certifying accountants since the historical financial statements of the Company’s prior to the consummation of the business combination were that of Solexa Limited rather than those of Lynx Therapeutics, Inc. Representatives of Ernst & Young LLP are expected to be available telephonically at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
     Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Audit Committee of the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted towards the tabulation of votes cast on proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Audit Fees
     The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2004 and 2005, by Ernst & Young LLP, the Company’s independent registered public accounting firm (amounts in thousands).

	2005	2004
Audit fees	$1,083,340	$470,685
Audit-related fees	—	—
Tax fees	23,196	31,320
All other fees	719	34,609

Total fees	$1,107,254	$536,614

     Audit Fees: This category includes fees for the audit of the Company’s annual financial statements, review of the financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdictions.
     Audit-Related Fees: This category consists of assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.”
     Tax Fees: This category consists of professional services rendered by Ernst & Young LLP for tax compliance and tax advice. The service for the fees disclosed under this category include tax return preparation and technical tax advice.
     All Other Fees: This category consists of fees for professional services rendered by Ernst & Young LLP in connection with services not included in the categories above, and research and consultation regarding a foreign joint venture and reorganization of Lynx GmbH and the business combination.
     All of the fees described above were approved by the Audit Committee. The Audit Committee has determined the rendering of the non-audit services by Ernst & Young LLP is compatible with maintaining their independence.
Pre-Approved Policies and Procedures
     The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit service, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
the Board of Directors Recommends
a Vote in Favor of Proposal 5.

Set forth below is information regarding our executive officers as of August 7, 2006. Information regarding our directors is set forth in “Proposal 1- Election of Directors” presented earlier in this proxy statement.

Name	Age	Position
John West	49	Chief Executive Officer, Director
Peter Lundberg	45	Vice President and Chief Technical Officer
Richard Lussier	43	Vice President, Sales and Field Operations
Frank Oaks, Ph.D.	45	Vice President, DNA Sequencing Services
Omead Ostadan	34	Vice President, Marketing
Linda Rubinstein	39	Vice President and Chief Financial Officer
Kathy San Roman	52	Vice President, Human Resources & Administration
Brock Siegel, Ph.D.	58	Chief Operating Officer
Tony Smith, Ph.D.	49	Vice President and Chief Scientific Officer
__________
     John West joined the company in March 2005 as Chief Executive Officer and director upon the completion of the business combination with Solexa Limited. From August 2004 to March 2005, Mr. West served as Chief Executive Officer and a director of Solexa Limited. From January 2001 to July 2004, Mr. West was Vice President at Applied Biosystems, Inc., or ABI, where he was responsible for ABI’s instrument and reagent products for DNA sequencing, gene expression, genotyping, PCR and DNA synthesis. From January 1999 to January 2001, Mr. West was the Marketing Director for Microfluidics at Coventor, Inc. (aka Microcosm Technologies, Inc.). From 1996 to June 1998, Mr. West was the President of Princeton Instruments, Inc., and from June 1990 to 1996 he was a General Manager at Princeton Instruments, Inc. Prior to Princeton Instruments, Inc., Mr. West was the President and founder of BioAutomation, Inc. Mr. West received BS and MS degrees in Engineering from MIT and an MBA in Finance from the Wharton School at the University of Pennsylvania.
     Peter Lundberg joined the company in March 2005 as Vice President and Chief Technical Officer. Prior to joining the company, from 1997 to March 2005, Mr. Lundberg held several positions at ABI, most recently as the Vice President, DNA Platforms R&D, where he was responsible for the development of instrument systems spanning DNA sequencing, gene expression and genotyping. Mr. Lundberg received his BS and MS degrees in Engineering Physics at Chalmers Technical University in Sweden. Mr. Lundberg holds an MBA, with a concentration in Finance, from the University of Connecticut.
     Richard Lussier Mr. Lussier joined Solexa in June 2006, as vice president of sales and field operations. He brings over 20 years of industry experience to Solexa, including 13 years with Applied Biosystems and Celera Genomics. From October 1995 to June 2001, Mr. Lussier was president and general manager of Applied Biosystems Japan, or ABJ. Prior to his appointment as president of ABJ, Mr. Lussier held positions in the US, Japanese and Asian field organizations of ABI from April 1991 to June 1995. Mr. Lussier also held global field management positions with MJ Research from September 2002 to November 2003 and, from December 2003 to June 2006, with Fluidigm Corporation where he was senior vice president of field operations responsible for global sales, service, support and management of its Japanese and European subsidiaries. Mr. Lussier holds a bachelor degrees in biology and chemistry from Rhode Island College, and earned a MBA from Temple University.
     Frank Oaks, PhD, joined Solexa in August 2006 after 13 years with ABI, where he was Director of Scientific Operations from 1992 to 1996. In this position he was responsible for product development of DNA sequencing instrumentation and consumables, including the Applied Biosystems 3730xl, Genetic Analyzer which currently populates virtually all state-of-the-art sequencing facilities worldwide. Previously, Dr. Oaks worked as a research scientist for Dow Chemical Central Research from 1988 to 1992. Dr. Oaks holds a BS in Chemistry from the University of California, Los Angeles and a PhD in organic chemistry for the University of Wisconsin-Madison. He received an MBA from Santa Clara University.
     Omead Ostadan joined Solexa in June 2005 from Applied Biosystems, Inc., or ABI, where he was Senior Product Line Manager, Gene Expression Platforms. During his tenure at ABI, Mr. Ostadan held P&L responsibilities for a range of product lines, including the High Throughput DNA Sequencing product line, comprised of the Applied Biosystems 3700 DNA Sequencer, the Applied Biosystems 3730xl Genetic Analyzer and all associated reagents, consumables, and chemistry. While at ABI, Mr. Ostadan also led the marketing efforts on the Applied Biosystems 3730xl Genetic Analyzer, which currently populates virtually all state-of-the-art sequencing facilities worldwide. Mr. Ostadan holds a BSc in Biochemistry from the University of California, Davis.
     Linda Rubinstein joined Solexa in March 2005 as Vice President and Chief Financial Officer. Ms. Rubinstein brings more than 16 years of life sciences industry and financial experience to the company. From January 2004 to March 2005, as principal of RDJ Advisors, a financial and business operations consulting firm, she provided strategic planning and financial transaction expertise to biotechnology companies. From October 2001 to December 2003, Ms. Rubinstein served as Vice President of Finance at privately held ChemoCentryx, Inc., where she developed and implemented the financial strategy that took the company from early-stage drug discovery into clinical development. Among her responsibilities at ChemoCentryx, she served on the executive and development committees, directed intellectual property and oversaw operations. Prior to joining ChemoCentryx, from April 1993 to June 2001, Ms. Rubinstein was an investment banker at Lehman Brothers, most recently Senior Vice President in the Global Healthcare Group. Prior to Lehman Brothers, she worked in investment banking at Scully Brothers & Foss and Merrill Lynch Capital Markets. Ms. Rubinstein sits on the board of JVS, a non-profit organization. She holds BA and MA degrees in economics from the University of California, Los Angeles.
     Kathy A. San Roman joined the company in August 1992 as Director of Administration and was appointed Vice President, Human Resources and Administration in January 1999. She served as Acting Chief Financial Officer from March 2004 to March 2005. Prior to joining Lynx, from June 1982 through July 1989, Ms. San Roman held numerous positions at ABI, including, most recently, Corporate Secretary. From February 1991 to July 1992, Ms. San Roman was Associate Director, Investor Relations at Informix Corporation, a software development company.
     Brock Siegel, PhD, has 26 years of global industry experience, including the last 15 years with ABI in a variety of management positions involving product development and manufacturing of devices and consumables. From 1991 to 2006 He served most recently as vice president, quality and process excellence. Prior to his tenure with ABI, Dr. Siegel managed manufacturing, commercialization and research & development of DNA/protein consumables for scientific and technical instruments at Millipore Corp from 1989 to 1991. He also held positions of increasing responsibility in product and process development and chemical engineering at Henkel Research Corporation and its parent Henkel KGaA in Düsseldorf, Germany from 1979 to 1989. Dr. Siegel holds a BSc in Chemistry from Syracuse University and PhD in Chemistry from University of Illinois. Dr. Siegel also did post doctoral work in enzyme mechanisms at Columbia University.
     Tony Smith, Ph.D. joined Solexa in March 2005 as Vice President and Chief Scientific Officer upon the completion of the business combination with Solexa Limited. Dr. Smith was Chief Technology Officer at Solexa Limited from January 2002 to March 2005. Prior to Solexa Limited, Dr. Smith was Vice President R&D, at Amersham Biosciences, United Kingdom (previously Amersham Pharmacia Biotech), or Amersham, from 1999 to 2002. Previously, he was an executive director of Gemini Genomics, responsible for business and technology development. Before that, he held a series of R&D management positions with Amersham. Dr. Smith holds a BSc in Biochemistry and Chemistry and Ph.D. in Biochemistry from Nottingham University.

Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth certain information regarding beneficial ownership of our common stock as of July 14, 2006 by: (i) each stockholder who is known by us to own beneficially more than five percent of the common stock; (ii) each executive officer named in the Summary Compensation Table, which we refer to as the “named executive officers;” (iii) each current director; and (iv) all of our current directors and executive officers as a group.

	Beneficial Ownership[1]
	Number of	Percent of
Name of Beneficial Owner	Shares	Total
Entities affiliated with Amadeus Capital Partners Limited(2) Mount Pleasant House, 2 Mount Pleasant Huntington Road, Cambridge CB3 ORN Great Britain	5,163,352	13.9%
Entities affiliated with Abingworth Management Limited(3) 38 Jermyn Street London SW1Y 6DN Great Britain	3,738,300	10.1%
Entities affiliated with FMR Corp.(4) 82 Devonshire Street Boston, Massachusetts 02109	3,617,874	9.9%
ValueAct Capital Master Fund, L.P. (5) 435 Pacific Avenue, 4th Floor San Francisco, CA 94133	3,124,040	8.3%
Entities affiliated with Schroder Venture Managers Inc. c/o Church Street Hamilton HM 11 Bermuda	2,153,745	5.9%
Craig C. Taylor(6)	65,072	*

John West(7)	473,569	1.3%

Stephen Allen(8)	27,742	*

Douglas Fambrough, Ph.D.(9) c/o OBP Management IV L.P. 222 Berkeley St., Suite 1650 Boston, Massachusetts 02116	21,559	*
Hermann Hauser(10) c/o Amadeus Capital Partners Limited Mount Pleasant House, 2 Mount Pleasant Huntington Road, Cambridge CB3 ORN Great Britain	5,185,555	14.1%
Genghis Lloyd-Harris(11)	23,150	*

G. Mason Morfit(12)	22,890	*

Peter Lundberg(13)	27,375	*
Linda Rubinstein(16)	67,124	*

Mary Schramke, Ph.D.(14)	13,850	*

Tony Smith, Ph.D.(15)	103,976	*

All directors and officers as a group (15 persons)(17)	6,054,266	16.4%

*	Less than one percent.

[1]	Beneficial ownership is determined in accordance with the rules of the SEC and, unless otherwise indicated, includes voting or investment power with respect to securities. Percentage of beneficial ownership is based on 36,515,259 shares of common stock outstanding as of July 14, 2006, except as otherwise noted in the footnotes. Shares of common stock subject to options currently exercisable or exercisable within 60 days of July 14, 2006, are deemed outstanding for computing the percentage of beneficial ownership of the person holding such options but are not deemed outstanding for computing the percentage of beneficial ownership of any other person.

[2]	Includes 2,089,849 shares of common stock and warrants to purchase 233,658 shares of common stock held by Amadeus II A LP; 1,393,234 shares of common stock and warrants to purchase 155,772 shares of common stock held by Amadeus II B LP; 975,264 shares of common stock and warrants to purchase 109,041 shares of common stock held by Amadeus II C LP; 46,442 shares of common stock and warrants to purchase 5,193 shares of common stock held by Amadeus II D GmbH & Co KG; and 139,322 shares of common stock and warrants to purchase 15,577 shares of common stock held by Amadeus II Affiliates LP.

[3]	Includes 1,416,438 shares of common stock held by Abingworth Bioventures II SICAV; 383,279 shares of common stock and warrants to purchase 125,000 shares of common stock held by Abingworth Bioventures II A LP; 764,931 shares of common stock and warrants to purchase 145,489 shares of common stock held by Abingworth Bioventures III A LP; 466,937 shares of common stock and warrants to purchase 88,812 shares of common stock held by Abingworth Bioventures III B LP; 279,700 shares of common stock and warrants to purchase 53,200 shares of common stock held by Abingworth Bioventures III C LP; and 12,195 shares of common stock and warrants to purchase 2,319 shares of common stock held by Abingworth Bioventures III Executives LP.

[4]	Includes 3,617,874 shares of common stock held by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,617,874 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity OTC Portfolio, amounted to 3,266,213 shares. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 3,617,874 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

[5]	Includes 2,105,770 shares of common stock and warrants to purchase 1,018,270 shares of common stock owned directly by ValueAct Capital Master Fund, L.P. (“VCMF”) and that may be deemed to be beneficially owned by (i) VA Partners, L.L.C. (“VAP”) as General Partner of

VCMF, (ii) ValueAct Capital Management, L.P. (“VCM”) as the manager of VCMF and (iii) ValueAct Capital Management, LLC as General Partner of VCM. Jeffrey W. Ubben, Peter H. Kamin and George F. Hamel, Jr. are Managing Members of VAP and VCM and disclaim beneficial ownership of the securities except to the extent of their pecuniary interest therein.

[6]	Includes 10,252 shares of common stock, 27,678 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of July 14, 2006, and 1,135 shares of common stock issuable upon exercise of warrants held by Mr. Taylor. Also includes 26,007 shares of common stock held by Asset Management Associates 1989 L.P. Mr. Taylor, the Chairman of the board of directors of Solexa, is a general partner of AMC Partners 89, which is the general partner of Asset Management Associates 1989 L.P. Mr. Taylor shares the power to vote and control the disposition of shares held by Asset Management Associates 1989 L.P. and, therefore, may be deemed to be the beneficial owner of such shares. Mr. Taylor disclaims beneficial ownership of such shares, except to the extent of his pro-rata interest therein.

[7]	Includes 473,569 shares of common stock issuable upon exercise of stock options held by Mr. West that are exercisable within 60 days of July 14, 2006.

[8]	Includes 25,730 shares of common stock issuable upon exercise of stock options held by Dr. Allen that are exercisable within 60 days of July 14, 2006.

[9]	Includes 20,000 shares of common stock issuable upon exercise of stock options held by Dr. Fambrough that are exercisable within 60 days of July 14, 2006.

[10]	Includes 2,089,849 shares of common stock and warrants to purchase 233,658 shares of common stock held by Amadeus II A LP; 1,393,234 shares of common stock and warrants to purchase 155,772 shares of common stock held by Amadeus II B LP; 975,264 shares of common stock and warrants to purchase 109,041 shares of common stock held by Amadeus II C LP; 46,442 shares of common stock and warrants to purchase 5,153 shares of common stock held by Amadeus II D GmbH & Co KG; and 139,322 shares of common stock and warrants to purchase 15,577 shares of common stock held by Amadeus II Affiliates LP. Dr. Hauser shares the power to vote and control the disposition of shares held by Amadeus II A LP, Amadeus II B LP, Amadeus II C LP, Amadeus II D GmbH & Co KG and Amadeus II Affiliates LP. Dr. Hauser disclaims beneficial ownership of such shares, except to the extent of his pro-rata interest therein. Includes 20,000 shares of common stock issuable upon exercise of stock options held by Mr. Hauser that are exercisable within 60 days of July 14, 2006.

[11]	Includes 20,000 shares of common stock issuable upon exercise of stock options held by Dr. Lloyd-Harris that are exercisable within 60 days of July 14, 2006. Dr. Lloyd-Harris is affiliated with Abingworth Bioventures II SICAV, Abingworth Bioventures II A LP, Abingworth Bioventures III A LP, Abingworth Bioventures III B LP, Abingworth Bioventures III C LP, and Abingworth Bioventures III Executives LP but does not possess voting and/or investment power of the shares held by these entities.

[12]	Includes 20,000 shares of common stock issuable upon exercise of stock options held by Mr. Morfit that are exercisable within 60 days of July 14, 2006. Mr. Morfit is a non-managing member of VA Partners, LLC, which is the general partner of ValueAct Capital Master Fund, L.P. Mr. Morfit disclaims beneficial ownership of the shares owned by ValueAct Capital Master Fund, L.P.

[13]	Includes 27,375 shares of common stock issuable upon exercise of stock options held by Mr. Lundberg that are exercisable within 60 days of July 14, 2006.

[14]	Includes 13,850 shares of common stock issuable upon exercise of stock options held by Dr. Schramke that are exercisable within 60 days of July 14, 2006. Dr. Schramke resigned from the Company effective July 31, 2006.

[15]	Includes 103,976 shares of common stock issuable upon exercise of stock options held by Dr. Smith that are exercisable within 60 days of July 14, 2006.

[16]	Includes 67,124 shares of common stock issuable upon exercise of stock options held by Ms. Rubinstein that are exercisable within 60 days of July 14, 2006.

[17]	Includes 4,691,191 shares of common stock (including shares of common stock held by entities affiliated with certain directors), 842,739 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of July 14, 2006 and 520,336 shares of common stock issuable upon exercise of warrants held by current directors and officers (including shares of common stock issuable upon exercise of warrants held by entities affiliated with certain directors). See Notes 2 through 16 above.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one Form 3 was filed late for each of Dr. Hauser and Amadeus Capital Partners Limited and one Form 4, covering one transaction, was filed late for Mr. West.
Compensation of Directors
     In June 2005, the Board adopted a Non-Executive Director Compensation Program (the “Program”) whereby the non-employee directors will be compensated for their service on the Board and committees.
     Pursuant to the Program, each of our non-employee directors receives an annual retainer of $15,000 (plus $10,000 for serving as chairman of the Board) and a fee of $2,000 per meeting attended in person and $1,000 per meeting attended via telephone. Members of the Audit Committee receive an annual retainer fee of $5,000 (plus $2,500 for serving as chairman of the Audit Committee) and a fee of $1,250 per meeting attended in person (plus $750 per meeting for chairman of the Audit Committee) and $1,000 per meeting attended via telephone. Members of the Compensation Committee receive an annual retainer fee of $5,000 (plus $2,500 for serving as chairman of the Compensation Committee) and a fee of $1,250 per meeting attended in person (plus $750 per meeting attended in person by the chairman of the Compensation Committee) and $1,000 per meeting attended via telephone. Members of the Nominating and Corporate Governance Committee receive a fee of $1,250 per meeting attended in person and $1,000 per meeting attended via telephone. The meeting fee amounts are subject to adjustment to the extent that board and committee meetings are held on the same day.
     Under the Program, directors who are affiliated with certain of our stockholders, as determined by the Compensation Committee of the Board, shall receive their meeting and retainer fees in the form of shares of common stock subject to a twelve month restriction on resale and options to purchase shares of our common stock, respectively. All other non-employee directors shall receive one-half of their meeting and retainer fees in the form of cash and one-half of their retainer and meeting fees in the form of shares of our common stock subject to a twelve month restriction on resale and options to purchase shares of our common stock, respectively.
     Non-employee directors are also eligible to participate in our 2005 Equity Incentive Plan. Pursuant to the Program, on recommendation of the Compensation Committee of the Board, directors newly elected subsequent to the 2006 Annual Stockholder Meeting will receive as of the date of their election an initial award of 25,000 options for the chairman and 20,000 options for other non-executive directors and directors standing for re-election will be awarded, as of the date of the 2006 and subsequent Annual Stockholder Meetings, annual grants of 12,000 for the chairman and 10,000 for the other non-executive directors. Options granted to non-employee directors under our Program are discretionary, granted under our 2005 Equity Incentive Plan and are intended by Solexa not to qualify as incentive stock options under the Internal Revenue Code.
     The following table sets forth options granted to our non-employee directors during the last fiscal year. The exercise price is equal to the fair market value of the common stock on the last market trading day prior to the date of grant (based on the closing sales price reported on the NASDAQ Capital Market). As of December 31, 2005, no options had been exercised by non-employee directors under our 2005 Equity Incentive Plan.

		Number of
		Securities
		Underlying Options	Exercise Price
Name	Date of Grant	Granted	per Share
Craig Taylor	9/6/2005	25,000	$5.97
Stephen Allen, Ph.D.	9/6/2005	20,000	5.97
Douglas Fambrough, Ph.D.	9/6/2005	20,000	5.97
Hermann Hauser, Ph.D.	10/21/2005	20,000	6.20
Genghis Lloyd-Harris, M.D., Ph.D.	9/6/2005	20,000	5.97
G. Mason Morfit, CFA	9/6/2005	20,000	5.97
Compensation of Executive Officers
     The following table sets forth certain compensation paid by Solexa during the calendar years ended December 31, 2005, 2004 and 2003, to (i) all persons who served as our Chief Executive Officer and (ii) the four most highly compensated executive officers whose compensation exceeded $100,000:
Summary Compensation Table

		Annual Compensation						Long-Term Compensation Awards
								Restricted	Securities
						Other Annual		Stock	Underlying	All Other
		Salary		Bonus		Compensation		Awards	Options	Compensation
Name and Principle Position	Year	($)		($)		($)		($)	(#)	($)
John West	2005	$340,049	(1)(2)	$12,489	(3)	$18,552	(4)	$—	600,000	$—
Chief Executive Officer	2004	114,583		50,064	(5)	25,000	(6)	—	309,353	—
	2003	—		—		—		—		—
Peter Lundberg	2005	193,467	(1)	24,000				—	90,000	—
Vice President and Chief	2004	—		—		—		—		—
Technical Officer	2003	—		—		—		—		—
Linda Rubinstein	2005	193,510	(1)	—					166,000	—
Vice President and	2004	—		—				—		—
Chief Financial Officer	2003	—		—		—		—		—
Mary Schramke, Ph.D(7)	2005	187,767	(1)	40,000		—		—	25,000	—
Vice President and	2004	178,585	(1)	—		5,887	(8)	—		—
General Manager of	2003	158,440	(1)	—				—		—
Genomic Services										—
Tony Smith, Ph.D	2005	253,024		—				—	88,000	—
Vice President and Chief	2004	233,979		28,952		—		—	35,466	—
Scientific Officer	2003	200,740		26,278		—		—	8,863	—

(1)	Includes contributions of $750 made by Solexa to its 401(k) Plan on behalf of such employee.

(2)	Includes salary paid to such employee by Solexa Limited prior to the consummation of the business combination transaction, and an adjustment to correct a prior overpayment of Solexa Limited board of directors fees.

(3)	Includes reimbursement of Social Security and Medicare taxes and lump sum cash payment in lieu of contributions that were to be made by Solexa, Inc. to its 401(K) Plan on behalf of the employee.

(4)	Includes reimbursement for temporary employee living expenses.

(5)	Includes reimbursement for temporary employee payroll taxes.

(6)	Includes Solexa Limited board of directors fees.

(7)	Dr. Schramke resigned from the Company effective July 31, 2006.

(8)	Includes sales commissions received.

     Except as disclosed above, we did not pay any compensation characterized as long-term compensation, including restricted stock awards issued at a price below fair market value or long-term incentive plan payouts, to any of the Named Executive Officers during the year ended December 31, 2005.
Stock Option Grants and Exercises
     We grant options to our executive officers under our 2005 Equity Incentive Plan (the “Incentive Plan”) and have previously granted stock options under our 1992 Stock Option Plan, as amended (the “Lynx 1992 Plan”). Options were also previously granted to executive officers under the Solexa, Ltd. Enterprise Management Incentive Plan (the “EMI Plan”), and the Unapproved Option Plan (the “Unapproved Plan”). As of December 31, 2005, options to purchase a total of 3,090,308 shares were outstanding under all stock option plans, and options to purchase 827,936 shares remained available for grant under the Incentive Plan.
     The following table sets forth, for each of the Named Executive Officers, certain information regarding options granted to, exercised by and held during the year ended December 31, 2005:
Option Grants in Last Fiscal Year

	Individual Grants
	Number of	% of Total			Potential Realizable Value
	Securities	Options	Exercise		at Assumed Annual Rates
	Underlying	Granted to	Price per		of Stock Price Appreciation
	Options	Employees in	Share	Expiration	for Option Term(2)
Name	Granted(#)	2005(1)	($/share)	Date	5%($)	10%($)
John West	600,000	27.32	$6.39	05/09/15	$2,411,182	$6,110,409
Peter Lundberg	50,000	2.28	6.11	06/03/15	192,127	253,060
	40,000	1.82	5.97	09/06/15	150,180	380,586
Linda Rubinstein	141,000	6.42	6.11	06/03/15	541,799	1,272,325
	25,000	1.14	5.97	09/06/15	93,863	237,866
Mary Schramke, Ph.D	25,000	1.14	5.97	09/06/15	93,863	237,866
Tony Smith, Ph.D	88,000	4.01	5.97	09/06/15	330,396	837,289

(1)	Based on options for an aggregate of 2,196,158 shares granted to our employees and directors during the year ended December 31, 2005, including the Named Executive Officers.

(2)	The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of the term for the appreciated stock price. The assumed annual rates of appreciation are for illustrative purposes only.
     The following table sets forth certain information concerning the number of options exercised by the Named Executive Officers during the year ended December 31, 2005, and the number of shares covered by both exercisable and unexercisable stock options held by the Named Executive Officers.
Aggregated Option Exercises in the Year Ended December 31, 2005 and Option Values

			Number of Unexpired		Value of Unexercised
			Options		In-the-Money Options
	Shares Acquired	Value	at Year End		at Year End
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
John West	—	$—	200,00	709,253	$736,000	$4,190,334
Peter Lundberg	—	—	2,000	88,000	8,200	353,800
Linda Rubinstein	—	—	27,999	138,001	111,095	549,765
Mary J. Schramke, Ph.D	—	—	8,433	31,567	29,005	123,095
Tony Smith, Ph.D	—	—	67,303	109,344	432,926	570,404

     Employment, Severance and Change of Control Agreements
     John West
     In June 2005, Solexa entered into an executive employment agreement with John S. West, our Chief Executive Officer (the “West Employment Agreement”). Under the terms of the West Employment Agreement, Mr. West will receive (i) an annualized base salary of $350,000 per year, (ii) an annual bonus with a target of up to 40% of the base salary subject to the achievement of milestones, and (iii) a stock option grant to purchase 600,000 shares of our common stock which vests and becomes exercisable in 48 equal installments over 4 years beginning August 9, 2004, which stock option was granted on May 9, 2005 with an exercise price of $6.39 per share. Furthermore, if Solexa enters into a collaboration or other strategic alliance or partnership, on or before August 9, 2006, which provides for at least $4 million of committed cash investment in or payment to Solexa other than for goods or services, Mr. West shall be entitled to an aggregate lump sum bonus equal to the greater of (i) 1% of the aggregate committed amount to be paid in such transaction or (ii) $100,000. Pursuant to the Company’s 2005-2006 Bonus Plan the bonus provision of Mr. West’s employment agreement providing for a bonus calculated as a percentage of salary based upon the achievement of certain milestones shall be superseded by the Solexa, Inc. Company 2005-2006 Bonus Plan, or the Bonus Plan, and any such bonus compensation earned by Mr. West during the Bonus Period shall be determined in accordance with the Bonus Plan. Under the Bonus Plan, Mr. West is entitled to receive as a bonus a percentage of his salary which will be determined by the board of directors, and will be awarded upon our achievement of certain financial milestones which are also set by the board of directors. Recommencing January 1, 2007, bonus compensation earned by Mr. West will be determined in accordance with the terms of his employment agreement.
     Under the terms of the West Employment Agreement, if (i) Mr. West’s employment is terminated without Cause (as defined in the Employment Agreement) by Solexa or (ii) Mr. West resigns with Good Reason (as defined in the Employment Agreement), he will be entitled to receive a lump sum severance payment equal to 12 months of his final base salary, reimbursement of the cost of continued health insurance coverage for himself and his eligible dependents for 12 months, and one year acceleration of the vesting and exercisability of any outstanding stock options granted to him (except to the extent such options are accelerated in connection with a Change of Control). If Mr. West’s employment is terminated without Cause or he resigns for Good Reason within 6 months prior to or 12 months following a Change of Control, he will be entitled to receive a lump sum severance payment equal to 12 months of his final base salary and reimbursement of the cost of continued health insurance coverage for himself and his eligible dependents for 12 months.
     On May 19, 2006, Solexa entered into an amendment of the bonus provisions of the West Employment Agreement (the “West Employment Amendment”). The West Employment Amendment amends Section (d) of Exhibit B to the West Employment Agreement, to provide that he is eligible to receive one of two alternative one-time bonuses, subject to the terms and conditions described therein and summarized below, in lieu of the potential change of control bonus previously set forth in that section.
     Market Capitalization Bonus
     In the event that the closing price of Solexa’s common stock equals or exceeds twenty-seven dollars and sixty cents ($27.60) per share (as presently constituted) for each of twenty-five (25) consecutive public trading days (the “Trading Period”), Mr. West will be entitled to receive a one-time bonus of three hundred eight thousand six hundred and five (308,605) shares of Solexa common stock (as adjusted for stock splits, stock dividends or the like) pursuant to the Incentive Plan (the “Market Capitalization Bonus”). If it is reasonably determined by Solexa that it would be inadvisable or impractical for Mr. West to sell or otherwise dispose of a portion of the common stock constituting the Market Capitalization Bonus for the purposes of paying applicable taxes, Solexa may at its election provide cash compensation to Mr. West in lieu of a portion of the common stock sufficient to pay, valued based on the average of the per share closing prices during the Trading Period, the taxes applicable to the Market Capitalization Bonus, with the remaining portion of the Market Capitalization Bonus to be provided as Solexa common stock pursuant to the Incentive Plan.

     Change in Control Bonus
     In the event of a Change in Control (as defined in the West Employment Agreement), Mr. West shall be eligible to receive a bonus equivalent to one percent (1%) of the amount by which the consideration received by Solexa’s stockholders as a direct result of the Change in Control exceeds the sum of $150,000,000 plus the aggregate gross proceeds received by Solexa through sales of equity securities after the effective date of the West Employment Amendment (the “Change in Control Bonus”). The Change in Control Bonus will be provided to Mr. West in the same form as the consideration received by Solexa’s stockholders as a direct result of the Change in Control, provided that, Solexa may in its sole discretion elect to substitute cash for all or any portion of the securities or other non-cash consideration that would otherwise be payable based on the value thereof established in the Change in Control.
     The alternative one-time Market Capitalization Bonus and Change of Control Bonus replace the potential bonus described in Section (d) of Exhibit B to the West Employment Agreement.
     The Compensation Committee approved an increase in Mr. West’s annualized base salary to $367,500 per year, retroactive to January 1, 2006.
     Peter Lundberg
     In March 2005, we entered into an employment agreement with Peter Lundberg, Vice President and Chief Technical Officer. Under the terms of the Employment Agreement, Mr. Lundberg will receive (i) an annualized base salary of $240,000 per year, (ii) an annual bonus with a target of up to 35% of the base salary subject to the achievement of milestones, and (iii) a stock option grant to purchase 50,000 shares of Solexa common stock, of which 20% vests and becomes exercisable on March 10, 2006 and the remainder vests in 48 equal installments over 4 years, which was granted on June 3, 2005 with an exercise price of $6.11 per share. In 2006, the Board of Directors approved an increase in Mr. Lundberg’s annualized base salary to $249,720 per year, retroactive to January 1, 2006.
     On May 19, 2006, Solexa entered into a letter agreement with Mr. Lundberg providing that he is entitled to receive a one-time alternative bonus on substantially the same terms and conditions as the Market Capitalization Bonus and Change in Control Bonus provided to Mr. West as described above, provided that Mr. Lundberg would be entitled to receive either 77,151 shares of our common stock under the Market Capitalization Bonus or 0.25% of the amount by which the consideration received by our stockholders as a direct result of the Change in Control exceeds the sum of $150,000,000 plus the aggregate gross proceeds received by us through sales of equity securities after the effective date of the letter agreements under the Change in Control Bonus (the “Lundberg Side Letter”).
     Linda Rubinstein
     In March 2005, Linda Rubinstein joined the company as Vice President and, effective April 1, 2005, Chief Financial Officer. Solexa entered into a letter agreement, or the Letter Agreement, with Ms. Rubinstein on March 23, 2005. Under the terms of the Letter Agreement, Ms. Rubinstein received an initial base salary of $225,000 per year which increased to $250,000 on May 1, 2005, an annual bonus with a target of 30% of base salary and anticipated stock option grants of not less than 45,000 shares within 30 days following the first and second anniversaries of her start date, each of which vest and become exercisable in 48 equal installments over 4 years from the respective grant dates subject to approval by our Board of Directors.
     The bonus provision of Ms. Rubinstein’s employment agreement described above was superseded by the Solexa, Inc. Company 2005-2006 Bonus Plan, or the Plan, and any bonus compensation earned by Ms. Rubinstein during the Bonus Period shall be determined in accordance with the Plan. Under the Plan, Ms. Rubinstein is entitled to receive as a bonus a percentage of her salary which will be determined by the board of directors, and will be awarded upon our achievement of certain financial milestones which are also set by the board of directors. Recommencing January 1, 2007, bonus compensation earned by Ms. Rubinstein will be determined in accordance with the terms of her employment agreement. If we successfully completed a financing within six months of Ms. Rubinstein’s start date which resulted in at least $10,000,000 in available funds to us, Ms. Rubinstein would be granted an additional nonstatutory stock option to purchase 141,000 shares pursuant to the Lynx 1992 Plan subject to Board approval, which stock option was granted on June 3, 2005 with an exercise price of $6.11 per share. In addition, if (i) Ms.

Rubinstein’s employment is terminated without Cause (as defined in the Letter Agreement) by Solexa, (ii) Ms. Rubinstein resigns with Good Reason (as defined in the Letter Agreement), (iii) Ms. Rubinstein’s employment is terminated without Cause by Solexa or any successor to or acquiring entity of Solexa within 30 days prior to, upon or within 12 months after an Asset Sale, Merger, Consolidation, or Reverse Merger (each as defined in the Plan), or (iv) Ms. Rubinstein resigns for Good Reason within thirty days prior to, upon or within 12 months after an Asset Sale, Merger, Consolidation or Reverse Merger of Solexa, she will be eligible to receive severance compensation of between 4.5 to 6 months of her final base salary, 100% of her target bonus, prorated to the percent of the year completed, and two years acceleration of the vesting and exercisability of any outstanding stock options granted to her. In 2006, the Board of Directors approved an increase in Ms. Rubinstein’s annualized base salary to $261,700 per year, retroactive to January 1, 2006.
     On May 19, 2006, Solexa entered into a letter agreement with Linda Rubinstein providing substantially the same bonus terms to Ms. Rubinstein as were provided to Mr. Lundberg under the Lundberg Side Letter.
     Mary Schramke, Ph.D.
     In January 2003, Solexa entered into an employment agreement with Mary L. Schramke, our former Vice President and General Manager of Genomic Services, providing for annual compensation of $185,000. On July 6, 2006, Solexa entered into a letter agreement with Dr. Schramke providing that she would continue to project employment services for Solexa through July 31, 2006 and would receive a lump sum separation payment in an amount equal to three (3) months of her last based salary pay, less required withholdings and deductions.
     Tony Smith, Ph.D.
     In January 2002, Solexa Limited entered into an employment agreement with Dr. Tony Smith, Vice President and Chief Scientific Officer, and such agreement was amended August 4, 2005. Under the terms of the agreement, as amended, Dr. Smith will receive an annualized base salary of $245,000 per year. In July 2005, the Board of Directors approved an annual bonus with a target up to 35% of the base salary subject to the achievement of milestones. If Dr. Smith elects to participate in the Company’s defined contribution pension plan, we will also contribute up to an amount equal to 10% of Dr. Smith’s salary to his account. We will also contribute an amount equal to 10% of Dr. Smith’s salary to his defined contribution pension account. In 2006, the Board of Directors approved an increase in Dr. Smith’s annualized base salary to £148,400 per year, retroactive to January 1, 2006.
     On May 22, 2006, Solexa Limited entered into a letter agreement with Tony Smith providing substantially the same bonus terms to Dr. Smith as were provided to Mr. Lundberg under the Lundberg Side Letter.

Report of the Compensation Committee of the Board of Directors
on Executive Compensation1
General
     The Company became a public reporting company in December l993, when the Company registered its common stock and Series A preferred stock under the Exchange Act, and the Compensation Committee of the Board was established in March l994. Accordingly, the Compensation Committee has made the primary compensation determinations for the Company’s officers, including the establishment of base salaries, consideration of bonuses and stock option grants. Following the business combination between Lynx Therapeutics, Inc. and Solexa Limited on March 4, 2005, the Compensation Committee members were Mr. Taylor and Drs. Lloyd-Harris and Hauser. Mr. Morfit was appointed to the Compensation Committee effective April 25, 2005. The Compensation Committee has provided the following with respect to the compensation of executive officers during the year ended December 31, 2005.
Compensation Philosophy
     The Company and its Compensation Committee believe that the compensation of all employees, including executive officers, must be sufficient to attract and retain highly qualified personnel and that the Company must align compensation with short-term and long-term business strategies and performance goals. The current compensation philosophy is to emphasize stockholder value linked with incentives such as stock options over salary increases. The basic elements of executive officer compensation are as follows:
     Salary. To insure that its compensation practices remain competitive, the Company compares its compensation of executives with that of executives of other companies of similar industry, size and geographic location. Salary increases are generally granted on an annual basis and are based on both individual performance and the standard percentage of salary increases granted to other employees.
     Bonuses. Executive bonuses are primarily based on an evaluation of individual and company-wide performance against a number of metrics established by the Board of Directors or Compensation Committee of the Board of Directors.
     Long-term Incentives. The Company believes that equity ownership provides significant motivation to executive officers to maximize value for the Company’s stockholders. The Compensation Committee grants stock options to executive officers and other key employees based on a variety of factors, including the financial performance of the Company and assessment of personal performance. Through stock option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options generally is 100% of the fair market value as quoted on the NASDAQ Stock Market on the last market trading day prior to the day of determination. Employees receive value from these grants only if the common stock appreciates in the long term. In addition, pursuant to letter agreements with us, certain executive officers are eligible to receive one of two alternative one-time bonuses relating to the Company’s market capitalization or change of control of the Company.
     Base Salary. The Compensation Committee determines the base salary of the Chief Executive Officer and reviews and approves base salaries for each of Solexa’s other executive officers annually. In setting or adjusting base salaries for 2005, the Committee assessed each executive officer’s current salary against a number of factors, including corporate and individual performance during 2005, his or her tenure at Solexa, his or her pay level compared to other executives of Solexa, as well as general economic factors such as increases in the cost of living. The Compensation Committee neither based its considerations on any single factor nor did it specifically assign relative weights to factors but rather considered a mix of factors and evaluated individual salaries against that mix. The Compensation Committee also reviewed the reported compensation levels for executive officers of certain peer companies in the life sciences industry to enable it to compare the base

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

salaries of Solexa’s executives to base salaries for comparable executives reported by those peer companies. The peer companies reviewed by the Committee included a more diverse group of life sciences companies than those companies included in the peer group index used in the performance measurement comparison graph included in this proxy statement. Merit increases, if any, normally take effect on January 1 of each year. In June 2005, Drs. Smith and Schramke received merit salary increases and Mr. West’s salary was increased as well. Ms. Rubinstein and Mr. Lundberg, both of whom had been employed by Solexa for less than one year as of June 2005, did not receive salary increases during 2005.
     Bonus. Solexa has established the 2005-2006 Bonus Plan, as amended (the “Bonus Plan”), which is designed to increase the cash compensation of Solexa’s employees if certain pre-determined corporate targets are achieved. Eligible employees will be entitled to a target bonus based on the sum of such employee’s salary earned during a period of time to be set by either the Board of Directors or the Compensation Committee multiplied by the target percentage for each employee, also as determined by the Board or Compensation Committee. The degree to which target bonuses are earned will be determined based on the achievement of objectives relating to the timing and amount of sales of Solexa’s Sequencing-by-Synthesis instrumentation systems as well as the achievement of year-end cash balance targets, in both cases as determined by either the Board of Directors or Compensation Committee.
     All employees of Solexa who perform at least 30 hours of service per week and all regular full-time employees of Solexa Limited, a subsidiary of Solexa, who are employed as of September 30, 2006 and through the applicable bonus payment date are eligible to participate in the Bonus Plan. In addition, bonuses for director-level employees and above will be payable in the form of cash and fully-vested common stock under Solexa’s 2005 Equity Incentive Plan. Bonuses for all other employees will be payable in the form of cash except to the extent aggregate bonus payouts exceed certain targets.

Certain Tax Considerations
     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Board has not yet established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as performance based compensation.
     From the members of the Compensation Committee:
Craig Taylor
Genghis Lloyd-Harris, M.D., Ph.D.
Hermann Hauser, Ph.D.
G. Mason Morfit
Compensation Committee Interlocks and Insider Participation
     Our Compensation Committee was established in March 1994 and is currently composed of three non-employee directors: Dr. Hauser and Messrs. Whitters and Morfit. There were no officers or employees of Solexa who participated in deliberations of the Compensation Committee concerning executive officer compensation during the year ended December 31, 2005. No executive officer of the Company has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Performance Measurement Comparison2
     The following graph shows the initial stockholder return of an investment of $100 in cash on December 31, 2000 for: (i) the common stock of the Company; (ii) the NASDAQ Market; and (iii) RDG Micro Cap Biotechnology. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SOLEXA, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG MICROCAP BIOTECHNOLOGY INDEX
* $100 invested on 12/31/00 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

[2]	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Certain Relationships and related Transactions
     For a description of the employment agreements between us and certain of our executive officers, see the descriptions above in Executive Compensation under the heading “Employment, Severance and Change of Control Agreements.”
     Hermann Hauser, Ph.D., a director of the Company and member of the Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors, shares the power to vote and control the disposition of the shares held by the entities affiliated with Amadeus Capital Partners Limited. Douglas Fambrough, Ph.D. a former director of the Company, is a partner of OBP Management IV L.P. and is deemed to share voting and investment power over the shares held by the entities affiliated with OBP Management IV L.P. G. Mason Morfit, a director of the Company and member of the Audit Committee and Compensation Committee of the Board of Directors, is a Partner of ValueAct Capital Management, L.P.
     Entities affiliated with Abingworth Management Limited, entities affiliated with Amadeus Capital Partners Limited and ValueAct Capital Management, L.P. are each beneficial owners of more than 5% of our common stock.
     During the first nine months of 2005, Solexa Limited, a wholly owned subsidiary of Solexa, Inc. incurred a liability of approximately $157,588 for consulting services provided by i2r Ltd., a private company of which Stephen D. Allen, a director of the Company, is a shareholder and a director. As of December 31, 2005, $11,846 was outstanding under this arrangement. The board also determined that Dr. Allen is not independent under the NASDAQ listing standards and is relying on the exemption set forth in Section 4350(d)(2)(B) of the NASDAQ Marketplace Rules (the “Exemption”) in connection with Dr. Allen’s appointment to the Audit Committee. The determination that Dr. Allen is not independent was based on the fact that Solexa Limited, a wholly owned subsidiary of Solexa, Inc., incurred a liability of approximately $157,588 for consulting services provided during the first nine months of 2005 by i2r Ltd., a private company of which Dr. Allen is a shareholder and a director. Solexa Limited had previously paid i2r Ltd. approximately $64,000 during the calendar year ended December 31, 2004 for consulting services rendered. Dr. Allen and i2r Ltd no longer provide consulting services to the Company or Solexa, Ltd., and Dr. Allen is no longer receiving any compensation from the Company other than for his services as a director. Accordingly, as a member of the Audit Committee, he is expected to be independent within the meaning of 10A-3(b)(1) of the Exchange Act. The Company believes that it’s prior consulting relationship with Dr. Allen and i2r Ltd will not affect Dr. Allen’s ability to act independently in his capacity as a member of the Audit Committee and that his service on the Audit Committee is in the best interests of the Company and its stockholders.
     During the calendar years ended December 31, 2005 and December 31, 2004, Solexa Limited incurred approximately $54,000 and $155,000 respectively in fees paid to Abingworth Management Inc., a member of a group of companies that manages funds that are collectively significant holders of Solexa, Inc. common stock. These liabilities were incurred for salary and expenses of John West in respect of his services as a director and chief executive officer of Solexa Limited. In addition, during the calendar year ended December 31, 2005, Solexa Limited incurred approximately $54,000 for consulting services provided by Abingworth Management Ltd. As of December 31, 2005, no amounts were outstanding, and these arrangements have been terminated. Claire Wilkinson, an employee of Abingworth Management Limited, earned $25,267 for consulting services in 2005. As of December 31, 2005, no amounts were outstanding.
     For legal services rendered during the calendar year ended December 31, 2005, we paid approximately $1.3 million to Cooley Godward LLP, Solexa’s counsel, of which Mr. Kitch, a former director of Lynx, is a partner. Mr. Kitch resigned from the board effective March 4, 2005, in connection with the closing of the business combination transaction between Lynx and Solexa Limited.
     For genomics discovery services performed during the calendar year ended December 31, 2005, we received approximately $93,000 from the Institute for Systems Biology, of which Leroy Hood, a former director of Lynx, is President and Director. Dr. Hood resigned from the board effective March 4, 2005, in connection with the closing of the business combination transaction with Solexa Limited.
     Our Bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers, employees and other agents to the fullest extent permitted by Delaware law. We are also empowered under our Bylaws to enter into indemnification agreements with our directors and officers and to purchase insurance on behalf of any person whom we are required or permitted to indemnify. Pursuant to this provision, we have entered into indemnity agreements with each of our directors and executive officers, as well as certain employees.
Householding of Proxy Materials
     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
     This year, a number of brokers with account holders who are Solexa stockholders may be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Investor Relations, Solexa, Inc., 25861 Industrial Blvd., Hayward, CA 94545 or notify the Company by telephone at (510) 670-9300. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Other Matters
     The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
Linda Rubinstein
Secretary
September 1, 2006
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2005, is available without charge upon written request to: Investor Relations, Solexa, Inc., 25861 Industrial Blvd., Hayward, California 94545.

APPENDIX A
AUDIT COMMITTEE CHARTER
SOLEXA, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS
ADOPTED OCTOBER 26, 2004
I. Purpose
     The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Solexa, Inc., a Delaware corporation (the “Company”), shall be to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to (1) the Company’s corporate accounting and financial reporting processes; (2) the Company’s systems of internal accounting and financial controls and audits of financial statements; (3) the quality and integrity of the Company’s financial statements and reports; and (4) the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services (the “Auditors”).
     The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee, the Auditors and the Company’s financial management.
II. Composition
     The Committee shall consist of at least three (3) members of the Board. No Committee member shall be an employee of the Company and each member shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board, in accordance with the applicable independence requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”) and the rules and regulations of the Securities and Exchange Commission (“SEC”), including any exceptions permitted by such requirements. Each member shall meet such other qualifications for membership on an audit committee as Nasdaq may promulgate from time to time, including being able to read and understand fundamental financial statements at the time of appointment. At least one member shall satisfy any applicable Nasdaq and SEC financial experience requirements as in effect from time to time. The members of the Committee and the Committee’s Chairperson shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board.
III. Meetings and Minutes
     The Committee shall hold at least four (4) regular meetings per year and additional meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

IV. Member Compensation
     No Audit Committee member shall receive or accept, directly or indirectly, any consulting, advisory or other compensatory fees from the Company, except for the member’s fees for services as a director and member of the Audit Committee and any other committees of the Board, as may be fixed from time to time by the Board.
V. Authority
     The Committee shall have authority to appoint, determine compensation for, at the expense of the Company, retain and oversee the Auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended, and the rules thereunder and otherwise to fulfill its responsibilities under this charter. The Committee shall have authority to retain and determine compensation for, at the expense of the Company, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Company shall make available to the Committee all funding necessary for the Committee to carry out its duties, including, without limitation, the payment of such expenses. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.
VI. Responsibilities
     The operation of the Committee shall be subject to the Bylaws of the Company and Delaware General Corporation Law, each as in effect from time to time. The Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the Auditors, who shall report directly and be accountable to the Committee. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:
     1. Evaluation and Retention of Auditors. To evaluate the performance of the Auditors, to assess their qualifications and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.
     2. Approval of Audit Engagements. To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid, at the Company’s expense, to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more

Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.
     3. Approval of Non-Audit Services. To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.
     4. Audit Partner Rotation. To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.
     5. Auditor Conflicts. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard No. 1, or any successor standard, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.
     6. Former Employees of Auditor. To consider and, if deemed appropriate, adopt a policy regarding Committee preapproval of employment by the Company of individuals employed or formerly employed by the Auditors and engaged on the Company’s account.
     7. Audited Financial Statement Review. To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.
     8. Annual Audit Results. To discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and any adjustments proposed but not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards or other promulgated standards.
     9. Quarterly Results. To review and discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards or other promulgated standards.
     10. Management’s Discussion and Analysis. To review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.
     11. Press Releases. To review and discuss with management and the Auditors, as appropriate, earnings press releases. The Chair of the Committee may represent the entire Committee for purposes of this discussion.
     12. Accounting Principles and Policies. To review and discuss with management and the Auditors, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under Generally Accepted Accounting Principles (“GAAP”) related to material items discussed with management, any off-balance sheet structures, and any other significant reporting issues and judgments.
     13. Risk Assessment and Management. To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.
     14. Management Cooperation with Audit. To evaluate the cooperation received by the Auditors during their audit examination, including a review with the Auditors of any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with management and management’s response, if any.
     15. Management Letters. To review and discuss with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.
     16. Disagreements Between Auditors and Management. To review and discuss with management and the Auditors any material conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.
     17. Internal Controls Over Financial Reporting. To confer with management and the Auditors regarding the scope, adequacy and effectiveness of internal controls over financial reporting, including any special audit steps taken in the event of material control deficiencies.
     18. Separate Sessions. Periodically, to meet in separate sessions with the Auditors, and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.
     19. Correspondence with Regulators. To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any significant regulatory or other legal or accounting matters that could have a material impact on the Company’s financial statements, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

     20. Complaint Procedures. To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
     21. Regulatory and Accounting Initiatives. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.
     22. Ethical Compliance. To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its code of ethical conduct, including review and approval of related-party transactions as required by Nasdaq rules.
     23. Investigations. To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.
     24. Proxy Report. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
     25. Annual Charter Review. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval and have the charter published at least every three years in accordance with Securities and Exchange Commission regulations.
     26. Report to Board. To report to the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s Auditors, or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.
     27. Annual Committee Evaluation. To conduct an annual evaluation of the performance of the Committee.
     28. General Authority. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.
     The Auditors shall be ultimately accountable to the Committee, as representatives of the Company’s stockholders. It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

APPENDIX B
2005 EQUITY INCENTIVE PLAN, AS AMENDED
Solexa, Inc.
2005 Equity Incentive Plan
Adopted: June 3, 2005
Approved By Stockholders: July 7, 2005
Amended by Board of Directors: July 28, 2006
[Amendment Approved By Stockholders: October 4, 2006]
Termination Date: June 2, 2015
1.	Purposes.
     (a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.
     (b) Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Stock Bonus Awards, (v) Stock Appreciation Rights, (vi) Stock Unit Awards and (vii) Other Stock Awards.
     (c) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards, to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.
2.	Definitions.
     (a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, as of the day of determination, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
     (b) “Board” means the Board of Directors of the Company.
     (c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

     (d) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
          (i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
          (ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
          (iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur; or
          (iv) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.
     The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

     Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).
     (e) “Code” means the Internal Revenue Code of 1986, as amended.
     (f) “Committee” means a committee of one (1) or more members of the Board appointed by the Board in accordance with Section 3(c).
     (g) “Common Stock” means the common stock of the Company.
     (h) “Company” means Solexa, Inc., a Delaware corporation.
     (i) “Consultant” means any person, including an advisor, who (i) is engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services or (ii) is serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.
     (j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.
     (k) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
          (i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
          (ii) a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;
          (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

          (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
     (l) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.
     (m) “Director” means a member of the Board.
     (n) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.
     (o) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered an “Employee” for purposes of the Plan.
     (p) “Entity” means a corporation, partnership or other entity.
     (q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (r) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 14, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
     (s) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows and, if applicable, in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations:
          (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market, the Nasdaq SmallCap Market or over-the-counter market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.
     (t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
     (u) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
     (v) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
     (w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     (x) “Option” means a stock option to purchase shares of Common Stock granted pursuant to the Plan.
     (y) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
     (z) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
     (aa) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).
     (bb) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.
     (cc) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an

“affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
     (dd) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
     (ee) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
     (ff) “Plan” means this Solexa, Inc. 2005 Equity Incentive Plan.
     (gg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
     (hh) “Securities Act” means the Securities Act of 1933, as amended.
     (ii) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).
     (jj) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.
     (kk) “Stock Award” means any right granted under the Plan, including an Option, a Stock Purchase Award, Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award or any Other Stock Award.
     (ll) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
     (mm) “Stock Bonus Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).
     (nn) “Stock Bonus Award Agreement” means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.
     (oo) “Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).
     (pp) “Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a

Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.
     (qq) “Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).
     (rr) “Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant. Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.
     (ss) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
     (tt) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
3.	Administration.
     (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).
     (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.
          (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
          (iii) To amend the Plan or a Stock Award as provided in Section 12.
          (iv) To terminate or suspend the Plan as provided in Section 13.

          (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.
          (vi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.
     (c) Delegation to Committee.
          (i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
          (ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.
     (d) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(s)(ii) above.

     (e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
4.	Shares Subject to the Plan.
     (a) Initial Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate four million nine hundred seventy-eight thousand seven hundred sixty-seven (4,978,767) shares of Common Stock (which includes a total of one hundred seventy-eight thousand seven hundred sixty-seven (178,767) shares of Common Stock that were previously held in reserve under the Lynx Therapeutics, Inc. 1992 Stock Option Plan, but which were unused, and which have been transferred to this Plan). Additionally, if any outstanding stock options granted under the Lynx Therapeutics, Inc. 1992 Stock Option Plan shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock that are not acquired under any such stock options shall revert to, and become available for issuance under this Plan. The maximum aggregate number of additional shares of Common Stock that may revert to this Plan under this provision is one million one hundred seventy-one thousand seven hundred thirty-seven (1,171,737) shares.
     (b) Reversion of Shares to the Share Reserve. If any Stock Award under this Plan shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall remain available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan. Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be three million one hundred fifty thousand five hundred four (3,150,504) shares of Common Stock (which includes a total of one million one hundred seventy-one thousand seven hundred thirty-seven (1,171,737) shares of Common Stock that may revert to this Plan under Section 4(a)).
     (c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
     (d) Share Reserve Limitation. Notwithstanding Section 4(a), to the extent required by Section 260.140.45 of Title 10 of the California Code of Regulations, the total number of shares of Common Stock issuable upon exercise of all outstanding Options and the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Company shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the shares of Common Stock of the Company that are outstanding at the time the calculation is made.
5.	Eligibility.
     (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.
     (b) Ten Percent Stockholders.
          (i) A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
          (ii) To the extent Section 260.140.41 of Title 10 of the California Code of Regulations is applicable, a Ten Percent Stockholder shall not be granted a Nonstatutory Stock Option unless the exercise price of the Option is at least (a) one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant, or (b) such lower percentage of the Fair Market Value of the Common Stock on the date of grant as is permitted by Section 260.140.41 of Title 10 of the California Code of Regulations at the time of the grant of the Option.
          (iii) To the extent Section 260.140.42 of Title 10 of the California Code of Regulations is applicable, a Ten Percent Stockholder shall not be granted a Stock Purchase Award, Stock Appreciation Right (if such award could be settled in shares of Common Stock), or a Stock Unit Award (if such award could be settled in shares of Common Stock), unless the purchase price of the stock is at least (i) one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, or (ii) such lower percentage of the Fair Market Value of the Common Stock on the date of grant as is permitted by Section 260.140.42 of Title 10 of the California Code of Regulations at the time of the grant of the award.
     (c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Options or Stock Appreciation Rights covering more than one million five hundred thousand (1,500,000) shares of Common Stock during any calendar year.
     (d) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.	Option Provisions.
     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
     (a) Term. The Board shall determine the term of an Option; provided, however, that subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.
     (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
     (c) Exercise Price of a Nonstatutory Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.
     (d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the sole discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company (either by actual delivery or attestation) of other Common Stock at the time the Option is exercised, (2) by a “net exercise” of the Option (as further described below), (3) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, or (4) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.
     In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Participant. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) shares withheld for purposes of tax withholding.
     (e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
     (f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable pursuant to a domestic relations order and to such further extent provided in the Option Agreement; provided, however, if the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. Notwithstanding the above, to the extent Section 260.140.41(d) of Title 10 of the California Code of Regulations is applicable at the time of grant of the Nonstatutory Stock Option, the Option shall not be transferable except by will or by the laws of descent and distribution or as otherwise permitted by Section 260.141.41(d) and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.
     (g) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

     (h) Minimum Vesting. Notwithstanding the foregoing Section 6(g), to the extent that the following restrictions on vesting are required by Section 260.140.41(f) of Title 10 of the California Code of Regulations at the time of the grant of the Option, then:
          (i) Options granted to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment; and
          (ii) Options granted to Officers, Directors or Consultants may be made fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.
     (i) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement, or (ii) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than thirty (30) days in the case of an Option subject to Section 260.140.41(g) of Title 10 of the California Code of Regulations, unless such termination is for cause). If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
     (j) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.
     (k) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement, or (ii) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months in the case of an Option subject to Section 260.140.41(g) of Title 10 of the California Code of Regulations). If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

     (l) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Sections 6(e) or 6(f), but only within the period ending on the earlier of (i) the expiration of the term of such Option as set forth in the Option Agreement or (ii) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months in the case of an Option subject to Section 260.140.41(g) of Title 10 of the California Code of Regulations). If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
     (m) Early Exercise. The Option may include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Subject to the “Repurchase Limitation” in Section 10(i), any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. Provided that the “Repurchase Limitation” in Section 10(i) is not violated, the Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.
     (n) Right of Repurchase. Subject to the “Repurchase Limitation” in Section 10(i), the Option may, but need not, include a provision whereby the Company may elect to repurchase all or any part of the vested shares of Common Stock acquired by the Optionholder pursuant to the exercise of the Option. Provided that the “Repurchase Limitation” in Section 10(i) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless otherwise specifically provided in the Option.
     (o) Right of First Refusal. The Option may, but need not, include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Optionholder of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option. Except as expressly provided in this Section 6(o) or in the Stock Award Agreement for the Option, such right of first refusal shall otherwise comply with any applicable provisions of the Bylaws of the Company. The Company will not exercise its right of first refusal until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless otherwise specifically provided in the Option.
7.	Provisions of Stock Awards other than Options.

     (a) Stock Purchase Awards. Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Purchase Award lapse, or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical, provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Purchase Price. At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.
          (ii) Consideration. At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (i) in cash at the time of purchase, or (ii) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.
          (iii) Vesting. Subject to the “Repurchase Limitation” in Section 10(i), shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board.
          (iv) Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in Section 10(i), in the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement. At the Board’s election, the repurchase right may be the lesser of: (i) the Fair Market Value on the relevant date, or (ii) the Participant’s original cost. Provided that the “Repurchase Limitation” in Section 10(i) is not violated, the Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.
          (v) Transferability. Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

     (b) Stock Bonus Awards. Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Bonus Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, provided, however, that each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Consideration. A Stock Bonus Award may be awarded in consideration for (i) past services actually rendered to the Company or an Affiliate or (ii) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.
          (ii) Vesting. Subject to the “Repurchase Limitation” in Section 10(i), shares of Common Stock awarded under the Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
          (iii) Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in Section 10(i), in the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.
          (iv) Transferability. Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.
     (c) Stock Unit Awards. Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Stock Unit Award Agreements need not be identical, provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Consideration. At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

          (ii) Vesting. At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Stock Unit Award as it, in its sole discretion, deems appropriate; provided, however, that a Stock Unit Award that could be settled in shares of Common Stock shall be subject to the provisions of Section 10(i).
          (iii) Payment. A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration as determined by the Board and contained in the Stock Unit Award Agreement.
          (iv) Additional Restrictions. At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award after the vesting of such Stock Unit Award.
          (v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.
          (vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
     (d) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical, provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Strike Price and Calculation of Appreciation. Each Stock Appreciation Right will be denominated in share of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right.
          (ii) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it,

in its sole discretion, deems appropriate; provided, however, that a Stock Appreciation Right that could be settled in shares of Common Stock shall be subject to the provisions of Section 10(i).
          (iii) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
          (iv) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
          (v) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement) or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.
     (e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
8.	Covenants of the Company.
     (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.
     (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the

Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.
9.	Use of Proceeds from Stock.
     Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.
10.	Miscellaneous.
     (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.
     (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.
     (c) No Employment or other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or any Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
     (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
     (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
     (f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Company may in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) by such other method as may be set forth in the Stock Award Agreement.
     (g) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.
     (h) Information Obligation. To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to Participants at least annually. This Section 10(h) shall not apply to key Employees whose duties in connection with the Company assure them access to equivalent information.
     (i) Repurchase Limitation. The terms of any repurchase option shall be specified in the Stock Award, and the repurchase price may be either the Fair Market Value of the shares of Common Stock on the date of termination of Continuous Service, or the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price. To the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations at the time a Stock Award is made, any repurchase option contained in a Stock Award granted to a person who is not an Officer, Director or Consultant shall be upon the terms described below:
          (i) Fair Market Value. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Service at not less than the Fair Market Value of the shares of Common Stock to be purchased on the date of termination of Continuous Service, then (i) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Stock Awards after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the

Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”) and (ii) the right terminates when the shares of Common Stock become publicly traded.
          (ii) Original Purchase Price. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Service at the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price, then (x) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares of Common Stock per year over five (5) years from the date the Stock Award is granted (without respect to the date the Stock Award was exercised or became exercisable) and (y) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”).
11.	Adjustments upon Changes in Stock.
     (a) Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)
     (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

     (c) Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may not choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3. In the event that any surviving corporation or acquiring corporation does not assume or continue all such outstanding Stock Awards or substitute similar stock awards for all such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.
     (d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.
12.	Amendment of the Plan and Stock Awards.
     (a) Amendment of Plan. Subject to the limitations, if any, of applicable law, the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.

     (b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.
     (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
     (d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
     (e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the agreement evidencing a Stock Award, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
13.	Termination or Suspension of the Plan.
     (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
     (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.
14.	Effective Date of Plan.
     The Plan shall become effective on June 3, 2005, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.
15.	Choice of Law.
     The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

. NNNNNNNNNNNN + Solexa, Inc. 000000000.000 ext 000000000.000 ext 000004 000000000.000 ext MR A SAMPLE 000000000.000 ext DESIGNATION (IF ANY) 000000000.000 ext ADD 1 Least Address Line 000000000.000 ext ADD 2 000000000.000 ext ADD 3 ADD 4 ADD 5 NNNNNNNNN ADD 6 C 1234567890 J N T NNNNNN Mark this box with an X if you have made changes to your name or address details above. Annual Meeting Proxy Card A Election of Directors 1. To elect seven directors to serve for the ensuing year and until their successors are elected. The Board of Directors recommends a vote FOR all the nominees named in proposal 1. For Withhold For Withhold For Withhold 01 — John West 04 — Hermann Hauser 07 — Joseph E. Whitters 02 — Stephen D. Allen 05 — G. Mason Morfit 03 — A. Blaine Bowman 06 — Roy A. Whitfield B Proposals The Board of Directors recommends a vote FOR proposals 2, 3, 4, and 5. For Against Abstain For Against Abstain 2. To approve an amendment to the Company’s Amended and 4. To approve the adoption of a stockholder rights plan by Restated Certificate of Incorporation to increase the the Board of Directors. authorized number of shares of common stock from 60,000,000 to 200,000,000. For Against Abstain For Against Abstain 3. To approve the Company’s 2005 Equity Incentive Plan, as 5. To ratify the selection of Ernst & Young LLP as amended, to increase the aggregate number of shares of common independent registered public accounting firm of the stock authorized for issuance under the plan by 3,000,000. Company for its fiscal year ending December 31, 2006. C Authorized Signatures — Sign Here — This section must be completed for your inst ructions to be executed. Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) Signature 1 — Please keep signature withi n the box Signature 2 — Please keep signature within the box 0 1 0 2 0 5 1 U P X C O Y + 001CD40001 00LYDD

. Proxy — Solexa, Inc. PROXY SOLICITED BY THE BOARD OF DIRECTIONS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 4, 2006 The undersigned hereby appoints John West and Linda Rubinstein, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Solexa, Inc. (the “Company”) that the undersigned may be entitled to vote at the 2006 Annual Meeting of Stockholders of Solexa, Inc. to be held at the Company’s offices located at 25861 Industrial Blvd., Hayward, California 94545 on Wednesday, October 4, 2006 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters on the reverse side and in accordance with the instructions on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. Please vote, date and promptly return this proxy in the enclosed return envelope that is postage prepaid if mailed in the United States. CONTINUED AND TO BE SIGNED AND DATED ON REVERSE.